As filed with the Securities and Exchange Commission on March 5, 2002
                                                  Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     -------
                                    FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     -------
           Florida                 Advanced CommunicationsTechnologies, Inc.       65-0738251
 (State or Other Jurisdiction        (Name of Registrant in Our Charter)        (I.R.S. Employer
       of Incorporation                                                         Identification No.)
       or Organization)

 880 Apollo Street, Suite 200                 7389                        Wayne I. Danson
     El Segundo, CA 90245         (Primary Standard Industrial       c/o Danson Partners, LLC
        (310) 416-1270             Classification Code Number)    420 Lexington Ave., Suite 2739
(Address and telephone number                                           New York, NY 10170
         of Principal                                                      (646) 227-1600
    Executive Offices and                                          (Name, address and telephone
 Principal Place of Business)                                       number of agent for service)



                                           Copies to:
          Clayton E. Parker, Esq.                            Troy J. Rillo, Esq.
         Kirkpatrick & Lockhart LLP                      Kirkpatrick & Lockhart LLP
   201 S. Biscayne Boulevard, Suite 2000            201 S. Biscayne Boulevard, Suite 2000
            Miami, Florida 33131                            Miami, Florida 33131
               (305) 539-3300                                  (305) 539-3300
       Telecopier No.: (305) 358-7095                  Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
==========================================================================================
                                                                   Proposed
                                                     Proposed      Maximum
                                                      Maximum      Aggregate   Amount Of
     Title Of Each Class Of          Amount To Be    Offering      Offering   Registration
   Securities To Be Registered        Registered       Price       Price(1)       Fee
                                                     Per Share (1)
------------------------------------------------------------------------------------------
Common stock, no par value        63,387,783 shares      $0.13    $8,240,412    $758.12
------------------------------------------------------------------------------------------
Common stock, no par value,
underlying convertible debentures 10,000,000 shares      $0.13    $1,300,000    $119.60
------------------------------------------------------------------------------------------
Common stock, no par value,
underlying outstanding warrants    6,440,900 shares      $0.13     $837,317      $77.03
------------------------------------------------------------------------------------------
TOTAL                             79,828,683 shares      $0.13    $10,377,729   $954.75
==========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of March 1, 2002.

                                ---------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    Subject to completion, dated March 5, 2002

                  ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                        79,828,683 Shares of Common Stock

         This prospectus relates to the sale of up to 79,828,683 shares of Advanced Communications' common stock by certain persons who are, or will become, stockholders of Advanced Communications. Please refer to "Selling Stockholders" beginning on page 10. Advanced Communications is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us.

         The shares of common stock are being offered for sale on a "best efforts" basis by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

         The selling stockholders consist of:

         o Cornell Capital Partners and holders of convertible debentures that intend to sell up to 72,960,000 shares of common stock.

         o Other selling stockholders, who intend to sell up to 6,868,683 shares of common stock purchased in private offerings.

         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay Advanced Communications 91% of the market price of our common stock. Advanced Communications has paid Cornell Capital Partners a one-time commitment fee of $740,000, payable in 2,960,000 shares of common stock. In addition, Cornell Capital Partners is entitled to retain 3% of each advance under the Equity Line of Credit. The 9% discount, the one-time commitment fee and the 3% retention are underwriting discounts.

         Advanced Communications has engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 40,000 shares of Advanced Communications' common stock, which is equal to $10,000 at a closing bid of $0.25 on January 10, 2002. Westrock Advisors, Inc. is not participating in this offering.

         Our common stock is quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "ADVC." On February 28, 2002 the last reported sale price of our common stock was $0.13 per share.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.


         With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is March __, 2002.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................2
THE OFFERING..................................................................3
RISK FACTORS..................................................................5
RISKS RELATED TO OUR BUSINESS.................................................5
RISKS RELATING TO THIS OFFERING...............................................7
FORWARD-LOOKING STATEMENTS....................................................9
SELLING STOCKHOLDERS.........................................................10
USE OF PROCEEDS..............................................................13
DILUTION.....................................................................14
EQUITY LINE OF CREDIT........................................................15
PLAN OF DISTRIBUTION.........................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................18
DESCRIPTION OF BUSINESS......................................................24
MANAGEMENT...................................................................34
DESCRIPTION OF PROPERTY......................................................37
LEGAL PROCEEDINGS............................................................37
PRINCIPAL STOCKHOLDERS.......................................................39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................40
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
      STOCKHOLDER MATTERS....................................................43
DESCRIPTION OF SECURITIES....................................................44
EXPERTS......................................................................46
LEGAL MATTERS................................................................46
HOW TO GET MORE INFORMATION..................................................46
PART II INFORMATION NOT REQUIRED IN PROSPECTUS.............................II-1
FINANCIAL STATEMENTS........................................................F-1


------------------------------------------------------------------------------

         We intend to distribute to our stockholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year June 30, 2001, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                    Overview

         We are a party to a license and distribution agreement for SpectruCell, a wireless software based communications platform that offers mobile communications network providers the flexibility of processing and transmitting multiple wireless communication signals through one base station. The SpectruCell product, which is based on the Software Defined Radio ("SDR") platform, will allow wireless communication network providers with the ability to not only direct multiple wireless frequencies (AMPS, CDMA, GSM, Mobile IP, Voice IP, etc.) through one base station but will also provide flexibility for future spectrum upgrades to 3G. We believe that the SpectruCell technology is the only Software Defined Radio platform-based technology with the capability of providing flexibility in commercial, industrial and military wireless communications. Without SpectruCell, network carriers would need to provide separate base stations and/or networks for each wireless frequency. The SpectruCell product is being developed by our affiliated entity, Advanced Communications Technologies, Pty (Australia) which we own a 20% interest in. Our license and distribution agreement encompasses a territory comprising North, Central, and South America and is for an indefinite period. It grants us the exclusive right to license, market and distribute SpectruCell and other products being developed by our affiliated entity throughout the North, Central and South American territories.

         We currently have no other products for licensing and/or distribution other than SpectruCell and other products being developed for sale and/or license by our Australian affiliate. SpectruCell is expected to be available for commercial license and distribution in the fourth quarter 2002.

         We expect to generate revenue from the licensing, marketing and distribution of the SpectruCell product under our license agreement. We have not had any meaningful revenues to date. We will not manufacture SpectruCell in the U.S., but will instead be the exclusive licensee and distributor of SpectruCell in the North, Central, and South American territories.

         SpectruCell is a dynamic technology that, we believe, will reduce the network providers' cost for on-going upgrades to wireless formats 2.5 and 3G and beyond, as each upgrade will be software-based rather than hardware-based. Network providers implementing a SpectruCell network architecture will be able to protect their existing client base through continued support and expansion of their existing services while being able to support future 2.5 and 3G-based protocols. This flexible migration path for network operators means that they can protect their existing financial asset while giving the operator both a technical and financial migration to 2.5 and 3G.


                                      About Us

      Our principal office is located at 880 Apollo Street, Suite 200, El Segundo, California 90245. Our telephone number is (310) 416-1270.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or will become, stockholders of us. The selling stockholders consist of:

         o Cornell Capital Partners and other holders of convertible debentures that intend to sell up to 72,960,000 shares of common stock.

         o Other selling stockholders, who intend to sell up to 6,868,683 shares of common stock purchased in private offerings.

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $30 million. The amount of each advance is subject to an aggregate monthly maximum advance amount of $2 million in any thirty-day period. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 3% of each advance under the Equity Line of Credit, together with a one-time commitment fee of $740,000, payable in 2,960,000 shares of common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

         We have engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 40,000 shares of Advanced Communications' common stock, which is equal to $10,000 at a closing bid of $0.25 on January 10, 2002. Westrock Advisors, Inc. is not participating in this offering.


Common Stock Offered                            79,828,683  shares  by   selling
                                                stockholders

Offering Price                                  Market price

Common Stock Outstanding Before the Offering1   102,530,897 shares


Use of Proceeds                                 We will not receive any proceeds
                                                of  the  shares  offered  by the
                                                selling    stockholders.     Any
                                                proceeds  we  receive  from  the
                                                sale of common  stock  under the
                                                Equity  Line of  Credit  will be
                                                used  for (i) the  repayment  of
                                                our obligation to our Australian
                                                affiliate,    (ii)   sales   and
                                                marketing,  (iii) the  repayment
                                                of  our  accounts   payable  and
                                                accrued expenses, (iv) potential
                                                acquisitions,  and  (v)  general
                                                working  capital  purposes.  See
                                                "Use of Proceeds."

Risk Factors                                    The  securities  offered  hereby
                                                involve  a high  degree  of risk
                                                and    immediate     substantial
                                                dilution. See "Risk Factors" and
                                                "Dilution."

Over-the-Counter Bulletin Board Symbol          ADVC

---------------

1 Excludes warrants to purchase 6,440,990 shares of common stock, debentures convertible into 10,000,000 shares of common stock (at an assumed conversion price of $0.10 per share) and up to 60,000,000 shares of common stock to be issued under the Equity Line of Credit, which amount may be higher or lower if more or less shares are required upon the conversion of the debentures.

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                For the Quarter    For the Year
                                                     Ended             Ended
                                                 December 31,        June 30,
                                                     2001              2001
Statement of Operation Data:

Revenues                                            $     --        $   50,000
Cost of revenues                                          --          (57,310)
Gross profit (loss)                                       --           (7,310)
Total operating expenses                             650,960         3,334,581
Loss from operations                               (650,960)       (3,341,891)
Loss from investment                                      --       (3,571,654)
Loss from impairment of goodwill                          --      (12,399,864)
Loss on investment acquisition deposit                    --         (425,000)
Total other income/(expense)                         (1,000)      (16,413,675)
Net loss from operations                         $(651,960))    $ (19,732,566)
Net loss per share - basic and diluted           $    (0.01)    $       (0.22)



                                                December 31,        June 30,
                                                   2001              2001
Balance Sheet Data:

Cash                                              $  116,061        $    6,816
Prepaid expenses                                      10,634            10,000
Total current assets                                 126,695            16,816
Property and equipment, net                           17,599            19,599
Other goodwill                                     1,800,000         2,000,000
   Deposits                                           13,225             5,525
   Total assets                                    1,957,519         2,041,940
Accounts payable and accrued expenses                847,737           844,205
Accrued compensation                                 566,550           479,050
Note payable - Grassland                                  --           118,530
Loan payable to shareholder                          992,736           796,000
Convertible debentures                               200,750           200,750
Short-term loan payable                              325,000                --
Other advances                                        63,000                --
Interest payable                                       1,000                --
Total current liabilities                          2,996,773         2,438,535
Note payable to affiliate                          1,791,166         2,173,167
Total liabilities                                  4,787,939         4,611,702
Common stock, no par value, 200,000,000 and
  100,000,000
  shares authorized, respectively, 98,250,897
  and 94,489,916
  shares issued and outstanding, respectively     23,793,753        22,696,193
Accumulated deficit                             (26,624,173)      (25,515,955)
Total stockholders' deficiency                   (2,830,420)       (2,569,762)
Total liabilities and Stockholders' deficiency  $  1,957,519      $  2,041,940


------------------------------------------------------------------------------

                                  RISK FACTORS

         We are subject to various risks that may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         We have historically lost money. In the year ended June 30, 2001 and for the six months ended December 31, 2001, we had a net loss of ($19,732,566) and ($1,108,218) or ($0.22) and ($0.01) per share, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations are not profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         We  have  relied  on  significant   external   financing  to  fund  our
operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs.

         OUR INDEPENDENT AUDITORS HAVE ADDED A GOING CONCERN OPINION TO OUR FINANCIAL STATEMENTS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

         Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2000 and 2001 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations five months with the cash currently on hand.

         WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 31, 2001 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES ON THAT DATE

         We had a working capital deficit of $2,870,078 as of December 31, 2001, which means that our current liabilities exceeded our current assets by $2,870,078. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2001 were not sufficient to satisfy all of our current liabilities on that date.

OUR FUTURE DEPENDS UPON THE MARKET ACCEPTANCE OF A SINGLE PRODUCT

         We intend to market and distribute a single product called SpectruCell. To date, we have not had any revenue from the sale of this product. Our success is completely dependent on the telecommunication industry's acceptance of this product, in such quantities that we can generate sufficient revenues and cash flow to finance our operations. We may need to overcome substantial hurdles to obtain such market acceptance, including convincing the telecommunication industry of the necessity of such product and encouraging companies and other entities to offer incentives to use our product. No assurances can be given that the market will accept our product.

         The inability of our Australian affiliate to complete the development of our proposed product and prove its features and functionality will jeopardize our ability to continue operations.

      Our  proposed  product  is  under  development  and  is  not  commercially available. The features and functionality of our proposed product is commercially unproven. The success of Advanced Communications is dependent upon the ability of our Australian affiliate to successfully complete the development, and to prove the features and functionality of our product. The inability to timely complete such development or to prove to potential customers our product's features and functionality, such that we can generate sales, will jeopardize our ability to continue operations. Such testing and functionality is outside our control and we are dependent on our Australian affiliate's efforts to complete these tasks.

THE PRICE OF OUR COMMON STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Prior to this offering there has been a limited public market for our common stock and there can be no assurance that an active trading market will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

         OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o  With a price of less than $5.00 per share;

         o  That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our success largely depends on the efforts and abilities of key executives and consultants, including Gary Ivaska, our Chief Executive Officer and President, and Wayne Danson, our Chief Financial Officer. The loss of the services of either Mr. Ivaska or Mr. Danson could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on either Mr. Ivaska or Mr. Danson.

                         RISKS RELATING TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 102,530,897 shares of common stock outstanding as of February 15, 2002, 41,918,498 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 60,612,399 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

      In addition, we have issued, or will issue, warrants to purchase up to 6,440,900 shares of common stock and debentures convertible into 10,000,000 shares of common stock (assuming a conversion price of $0.10 per share).

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

         The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of common stock under the Equity Line of Credit as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE EQUITY LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Equity Line of Credit will be issued at a 9% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

      The significant downward pressure on the price of our common stock caused by the sale of significant amounts of common stock under the Equity Line of Credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

         Before this offering our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

         We are registering 79,828,683 shares of common stock in this offering. These shares represent approximately 40% of our authorized capital stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of Advanced Communications by electing its or their own directors.

                          FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS


         The following table presents information regarding the selling stockholders. The table identifies the selling stockholders and the type of security or securities to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with Advanced Communications, except as follows:


         o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit and a holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

         o Westrock Advisors, Inc. is a registered broker/dealer that has been retained by us. It has provided advice to us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received a fee of 40,000 shares of Advanced Communications' common stock, which is equal to $10,000 at a closing bid of $0.25 on January 10, 2002. These shares were transferred to D. Christian Southwick, Julia Oliver, Mark Sklar and Mitchel Sklar, each of whom are employees of Westrock Advisors. These shares are being registered in this offering.

         o Robert Bends makes the investment decisions on behalf of Central Florida Sales and Leasing.

         o Bennie Williams makes the investment decisions on behalf of Morgan Group.

      The table follows:

                                            PERCENTAGE OF                 PERCENTAGE OF
                                             OUTSTANDING   SHARES TO BE    OUTSTANDING                      PERCENTAGE OF
                               SHARES         SHARES        ACQUIRED      SHARES TO BE                         SHARES
                            BENEFICIALLY    BENEFICIALLY    UNDER THE    ACQUIRED UNDER    SHARES TO BE     BENEFICIALLY
                            OWNED BEFORE    OWNED BEFORE  EQUITY LINE   THE EQUITY LINE    SOLD IN THE       OWNED AFTER
SELLING STOCKHOLDER           OFFERING       OFFERING(1)  OF CREDIT(2)     OF CREDIT        OFFERING        OFFERING(1)
-------------------         ------------   ------------- -------------- ---------------   -------------    --------------
WARRANTS:

Anthony Castaldi                 125,000              *             --              --         125,000             0.00%

Central Florida                  125,000              *             --              --         125,000             0.00%
Sales and Leasing

David R. Osborne                 200,000              *             --              --         200,000             0.00%

Frank Tremmel                    125,000              *             --              --         125,000             0.00%

Fred S. Mann                     125,000              *             --              --         125,000             0.00%

Gary Levy                        125,000              *             --              --         125,000             0.00%

Jerome and                       125,000              *             --              --         125,000             0.00%
Joanne Martin

John C. Roberson                 125,000              *             --              --         125,000             0.00%

Johnny & Janice                  250,000              *             --              --         250,000             0.00%
Greene

Leslie Rosenberg                 375,000              *             --              --         375,000             0.00%

Melissa Graybeal                 125,000              *             --              --         125,000             0.00%

Michael Jones                     62,500              *             --              --          62,500             0.00%

Michael Jones &                  125,000              *             --              --         125,000             0.00%
Thomas Smith

Morgan Group                   2,000,000          1.91%             --             --        2,000,000             0.00%

Paul & Debra Hale                187,500              *             --          --             187,500             0.00%

Paul M. Troop                    325,000              *             --          --             325,000             0.00%

R. William Timberman             560,000              *             --          --             560,000             0.00%

Raj Selvaraju                    375,000              *             --          --             375,000             0.00%

Ronald Coletta                   280,900              *             --          --             280,900             0.00%

Sean R. Repko                    125,000              *             --          --             125,000             0.00%

Theodore &                       125,000              *             --          --             125,000             0.00%
Claudia Jones

                                       10

                                            PERCENTAGE OF                 PERCENTAGE OF
                                             OUTSTANDING   SHARES TO BE    OUTSTANDING                      PERCENTAGE OF
                               SHARES         SHARES        ACQUIRED      SHARES TO BE                         SHARES
                            BENEFICIALLY    BENEFICIALLY    UNDER THE    ACQUIRED UNDER    SHARES TO BE     BENEFICIALLY
                            OWNED BEFORE    OWNED BEFORE  EQUITY LINE   THE EQUITY LINE    SOLD IN THE       OWNED AFTER
SELLING STOCKHOLDER           OFFERING       OFFERING(1)  OF CREDIT(2)     OF CREDIT        OFFERING        OFFERING(1)
-------------------         ------------   ------------- -------------- ---------------   -------------    --------------

Victoria Lichtman                125,000              *             --          --             125,000             0.00%

Wayne Madden                     325,000              *             --          --             325,000             0.00%
                            ------------     ----------   ------------    --------       -------------       ------------
Total Shares
Underlying Warrants            6,440,900          5.91%             --          --           6,440,900             0.00%
                            ------------     ----------   ------------    --------       -------------       ------------
COMMON STOCK:

Alberto Monteiro                 160,000              *             --          --             160,000             0.00%

Eduardo Acosta                   160,000              *             --          --             160,000             0.00%

James Rennie                      34,449              *             --          --              34,449             0.00%

Robert H. Groman                  11,111              *             --          --              11,111             0.00%

Richard R. Ross                   11,111              *             --          --              11,111             0.00%

Russell G. Tisman                 11,112              *             --          --              11,112             0.00%

D. Christian Southwick            16,000              *             --          --              16,000             0.00%

Julia Oliver                      16,000              *             --          --              16,000             0.00%

Mark Sklar                         4,000              *             --          --               4,000             0.00%

Mitchel Sklar                      4,000              *             --          --               4,000             0.00%
                            ------------     ----------   ------------    --------       -------------       ------------
Total Shares
of Common Stock                  427,783              *             --          --             427,783             0.00%
                            ------------     ----------   ------------    --------       -------------       ------------
DEBENTURES:

Eric Brager                      100,000              *             --          --             100,000             0.00%

Mary Ellen Misiak              1,500,000          1.44%             --          --           1,500,000             0.00%

Connie Benesch                   500,000              *             --          --             500,000             0.00%

Adam Denish                      150,000              *             --          --             150,000              0.0%

Paul Denish                      300,000              *             --          --             300,000              0.0%

Dr. Gerald Holland             1,100,000          1.06%             --          --           1,100,000             0.00%

Doree Kesselbrenner
(For Sarah Kesselbrenner)        110,000              *             --          --             110,000             0.00%

Doree
Kesselbrenner
(For David Kesselbrenner)        110,000              *             --          --             110,000             0.00%

Doree
Kesselbrenner
(For Joseph Kesselbrenner)       110,000              *             --          --             110,000             0.00%

Doree
Kesselbrenner
(For Louis Kesselbrenner)        110,000              *             --          --             110,000             0.00%

Roger Mischel                    200,000              *             --          --             200,000             0.00%

Robert Benson                     50,000              *             --          --              50,000             0.00%

Kent Chou                        150,000              *             --          --             150,000             0.00%

Steve Severance                  150,000              *             --          --             150,000             0.00%

Craig Moss                        35,000              *             --          --              35,000             0.00%

Meir Levin                       325,000              *             --          --             325,000             0.00%
                            ------------     ----------   ------------    --------       -------------       ------------
Total Shares
Underlying Debentures         10,000,000          8.89%             --          --          10,000,000             0.00%


                                       11

                                            PERCENTAGE OF                 PERCENTAGE OF
                                             OUTSTANDING   SHARES TO BE    OUTSTANDING                      PERCENTAGE OF
                               SHARES         SHARES        ACQUIRED      SHARES TO BE                         SHARES
                            BENEFICIALLY    BENEFICIALLY    UNDER THE    ACQUIRED UNDER    SHARES TO BE     BENEFICIALLY
                            OWNED BEFORE    OWNED BEFORE  EQUITY LINE   THE EQUITY LINE    SOLD IN THE       OWNED AFTER
SELLING STOCKHOLDER           OFFERING       OFFERING(1)  OF CREDIT(2)     OF CREDIT        OFFERING        OFFERING(1)
-------------------         ------------   ------------- -------------- ---------------   -------------    --------------
COMMON STOCK
AND DEBENTURES:

Cornell Capital                2,960,000          7.54%     60,000,000      38.74%           62,960,000            0.00%
Partners, L.P.
                            ------------     ----------   ------------    --------       --------------      ------------
Total Shares
of Common Stock
and Underlying Debentures      2,960,000          7.54%     60,000,000      38.74%           62,960,000            0.00%
                            ------------     ----------   ------------    --------       --------------      ------------

GRAND TOTAL                    19,828,683        16.21%     60,000,000      36.92%           79,828,683            0.00%
                            =============    ==========   ============    ========       ==============      ===========

-------------------
*     Less than 1%.

(1) Applicable percentage of ownership is based on 102,530,897 shares of common stock outstanding as of February 15, 2002, together with securities exercisable or convertible into shares of common stock within 60 days of February 15, 2002, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 15, 2002, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of Advanced Communications.

(2) The number of shares of common stock available under the Equity Line of Credit may be increased to a maximum of 70,000,000 shares of common stock if none of the outstanding debentures are converted into shares of common stock.

                                USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 91% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date.

      For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000 and 3% retention of the gross proceeds raised under the Equity Line of Credit.

GROSS PROCEEDS                                $10,000,000      $20,000,000    $30,000,000

NET PROCEEDS                                   $9,615,000      $19,315,000    $29,015,000

USE OF PROCEEDS:                                   AMOUNT           AMOUNT         AMOUNT
------------------------------------------------------------------------------------------

Repayment of Affiliated Loan                   $1,800,000       $1,800,000     $1,800,000
Sales and Marketing                             2,500,000        5,000,000      7,500,000
Administrative Expenses, Including Salaries     1,000,000        1,500,000      2,000,000
Accounts Payable                                1,750,000        2,000,000      2,250,000
Future Acquisitions                             2,000,000        8,000,000     13,500,000
General Working Capital                           565,000        1,015,000      1,965,000
                                                ---------        ---------    -----------

TOTAL                                          $9,615,000      $19,315,000    $29,015,000
                                               ==========      ===========    ===========

      Any proceeds received upon issuance of outstanding options or warrants will be used for general working capital purposes.

                                    DILUTION

     The net tangible book value of our company as of December 31, 2001 was ($4,630,420) or ($0.0452) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.13 per share.

     If we assume that our company had issued 70,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.13 per share (i.e., the maximum number of shares registered in this offering under the Equity Line of Credit, which number of shares assumes none of the debentures will be converted into shares of common stock), less retention fees of $273,000 and offering expenses of $85,000, our net tangible book value as of December 31, 2001 would have been $4,111,580 or $0.0238 per share. Note that at an offering price of $0.13 per share, Advanced Communications would receive gross proceeds of $9,100,000, $20,900,000 less than is available under the Equity Line of Credit. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.069 per share and an immediate dilution to new stockholders of $0.1062 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                 $0.1300
Net tangible book value per share before this offering    ($0.0452)
Increase attributable to new investors                      $0.0690
                                                        -----------
Net tangible book value per share after this offering                   $0.0238
                                                                      ---------
Dilution per share to new stockholders                                  $0.1062
                                                                      =========



     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                          DILUTION PER
                      ASSUMED        NO. OF SHARES        SHARE TO NEW
                   OFFERING PRICE    TO BE ISSUED(1)       INVESTORS
                  ----------------  -----------------    --------------
                      $0.1950          70,000,000           $0.1456
                      $0.1625          70,000,000           $0.1259
                      $0.1300          70,000,000           $0.1062
                      $0.0975          70,000,000           $0.0865
                      $0.0650          70,000,000           $0.0667
                      $0.0325          70,000,000           $0.0470
-------------------
(1) This represents the maximum number of shares of common stock that will be be registered under the Equity Line of Credit.

                             EQUITY LINE OF CREDIT

     Summary. In January 2002, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $30.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 3% of each advance under the Equity Line of Credit. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 40,000 shares of our common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

      Equity Line of Credit Explained. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 5 trading days. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount, less the 3% retention.

     We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $30.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

      The amount of each advance is subject to an aggregate maximum advance amount of $2 million in any thirty-day period. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the maximum number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.13 per share, we would issue 70,000,000 shares of common stock to Cornell Capital Partners, L.P. for gross proceeds of $9,100,000, or $20,900,000 less than is available under the Equity Line of Credit. These shares would represent 41% of our outstanding common stock upon issuance. We are registering 70,000,000 shares of common stock for the sale under the Equity Line of Credit and the conversion of debentures. Accordingly, we would need to register additional shares of common stock in order to fully utilize the $30.0 million available under the Equity Line of Credit at the current price of $0.13 per share.

      The issuance of shares under the Equity Line of Credit may result in a change of control. That is, up to 60,000,000 shares of common stock could be issued under the Equity Line of Credit (i.e., the maximum number of shares being registered in the accompanying registration statement). If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of Advanced Communications by electing its or their own directors.

      Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In addition, Cornell Capital Partners will retain 3% of each advance. In connection with the Equity Line of Credit, we paid Cornell Capital Partners a commitment fee of $740,000, which was paid by the issuance of 2,960,000 shares of common stock. The number of shares issued for the commitment fee was equal to $0.25 per share. In addition, we issued 40,000 shares of common stock, valued at $10,000, to Westrock Advisors, Inc., a registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners, L.P. will pay us 91% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 3% of the proceeds received by us under the Equity Line of Credit, plus a one-time commitment fee of $740,000 which was paid by the issuance of 2,960,000 shares of common stock. The 9% discount, the 3% retention, and the one-time commitment fee are underwriting discounts. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 40,000 shares of our common stock.

      Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, and a one-time fee of $740,000 payable in common stock. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 40,000 shares of our common stock. The offering expenses consist of: a SEC registration fee of $955, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,545. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following information should be read in conjunction with the consolidated financial statements of Advanced Communications and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

OVERVIEW

      Advanced Communications was incorporated in Florida on April 30, 1998 and will license and distribute a product called SpectruCell, once it is commercially available. We are a party to a license and distribution agreement for SpectruCell, a wireless software based communications platform that offers mobile communications network providers the flexibility of processing and transmitting multiple wireless communication signals through one base station. The SpectruCell product, which is based on the Software Defined Radio ("SDR") platform, will allow wireless communication network providers with the ability to not only direct multiple wireless frequencies (AMPS, CDMA, GSM, Mobile IP, Voice IP, etc.) through one base station but will also provide flexibility for future spectrum upgrades to 3G. We believe that the SpectruCell technology is the only Software Defined Radio based technology with the capability of providing flexibility in commercial, industrial and military wireless communications. Without SpectruCell, network carriers would need to provide separate base stations and/or networks for each wireless frequency. The SpectruCell product is being developed by our affiliated entity, Advanced Communications Technologies, Pty (Australia), an entity in which we own 20%. Our license and distribution agreement encompasses a territory comprising North, Central and South America and is for an indefinite period. It grants us the exclusive right to license, market and distribute SpectruCell and other products being developed by our affiliated entity throughout the North, Central and South American territories.

      We currently have no other products for licensing and/or distribution, other than SpectruCell and other products being developed for sale and/or license by our Australian affiliate. Based on information available to us, we believe that SpectruCell is expected to be available for commercial license and distribution in the fourth quarter 2002.

      We expect to generate revenue from the marketing and distribution of the SpectruCell product under our license agreement. We will not manufacture SpectruCell in the U.S., but will instead be the exclusive distributor of SpectruCell in the North and South America.

PLAN OF OPERATION

      We had no revenues from operations in each of the last two fiscal years, or the last fiscal year and the six months ended December 31, 2001. As such, we are required to provide a Plan of Operation.

      Over the next 12 months, we intend to pursue the marketing and distribution of the SpectruCell product after it is commercially tested. In this regard, we intend to support our Australian affiliate in the financial cost of this endeavor. Moreover, we fully intend to pursue active negotiations with our Australian affiliate to acquire the worldwide rights to SpectruCell and other technologies currently being developed by our Australian affiliate under the Letter of Intent dated as of September 7, 2001. Because we believe that SpectruCell will not be ready for commercial marketing and distribution until the fourth quarter of 2002, we are actively pursuing discussions with both private and public companies to acquire a majority interest in these businesses. As of this date, we do not have any agreements for an acquisition. While we have determined to seek acquisition candidates in the telecommunications industry is our preferred objective, we are not limiting our activities solely to this industry. We believe that given the current economic climate, there are a substantial number of business opportunities to pursue in industries other than telecommunications. The equity line will be used not only for general working capital needs, but also to support the SpectruCell product, the potential acquisition of the worldwide rights to SpectruCell and possible strategic acquisitions.

      We intend to continue to keep our infrastructure and overhead costs to a minimum until such time as we generate revenues from SpectruCell or other operations. Thereafter, we intend to expand our sales and marketing activities to promote our SpectruCell and other operations.

CHANGES IN NUMBER OF EMPLOYEES

      We do not anticipate any significant changes in the number of employees.

RESEARCH AND DEVELOPMENT

      We do not anticipate any research and development expenses over the next 12 months.

PLANT AND EQUIPMENT

      We do not anticipate plant and equipment expenses over the next 12 months.

RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with our financial statements and the related notes and the other financial information appearing elsewhere in this report.

GOING CONCERN

      Our consolidated financial statements for the year ended June 30, 2001 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. We incurred a net loss of $19,732,566 for the year ended June 30, 2001, a working capital deficiency of $2,421,719, and a stockholders' deficiency of $2,569,792.

      Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement its business plan. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SIX MONTHS ENDED DECEMBER 31, 2001 COMPARED TO THE SIX MONTHS ENDED DECEMBER 31, 2000

      For the six months ended December 31, 2001, we incurred an overall net loss of ($1,108,218) or ($.01) per share, as compared to an overall net loss of ($1,680,377) or ($.02) per share, for the comparative six months ended December 31, 2000. The overall net loss for the six months ended December 31, 2001 was 34% less than the net loss for the six months ended December 31, 2000.

REVENUE AND COST OF SALES

      We did not generate any revenue for the six months ended December 31, 2001. Revenue for the six-months ended December 31, 2000 was $50,000 and was realized entirely from our subsidiary's then operational U.S.-Pakistan international telephone distribution network. Cost of sales attributable to telephone network revenue was $57,310 for the six-months ended December 31, 2000.

OPERATING EXPENSES

      Operating expenses, net of stock-based compensation charges of $60,000 for the six months ended December 31, 2001, were $1,043,012 and represent a $269,645 decrease, or 21%, in operating costs, net of stock-based compensation charges of $146,120 for the six months ended December 31, 2000.

OTHER INCOME (EXPENSE)

      Interest expense incurred for the six months ended December 31, 2001 was $5,206. We incurred no interest expense for the comparative six months ended December 31, 2000.

      Other income (loss) for the six months ended December 31, 2000 includes our share, determined under the equity method of accounting, of our Australian affiliates operating loss of ($237,290). No loss was reported for the comparative period ended December 31, 2001, as our investment in our Australian affiliate was written down to zero as of June 30, 2001 and we are no longer required to record our share of our Australian affiliates loss until our investment becomes positive. We realized no extraordinary gain or loss during the six-months ended December 31, 2001. Extraordinary gain for the six months ended December 31, 2001 includes $23,000 of gain on the extinguishments of our obligation to our Australian affiliate that was partially repaid with common stock valued in excess of the then market price.

YEAR ENDED JUNE 30, 2001 COMPARED TO YEAR ENDED JUNE 30, 2000

REVENUE

      We realized nominal revenue during the year from sales of international telephone services into Pakistan through our international network providers. We ceased operating our international telephone services network during the year because of regulatory difficulties we encountered in our target market. We did not realize any revenue from the sale and/or license of the SpectruCell product as such product was not ready to be commercially sold in our territory.

OPERATING EXPENSES

      Total operating expenses for the fiscal years ended June 30, 2001 and June 30, 2000 were $3,334,581 and $4,635,186, respectively, and represents a decrease of $1,300,605 from the prior fiscal year. This decrease is primarily attributable to a decrease in professional fees of $1,214,739 and $3,409,038 respectively, which decrease was partially offset by an increase in depreciation and amortization of $800,674. For the year ended June 30, 2001, operating expenses primarily c

OTHER INCOME (EXPENSE)

      Total other expense increased by $15,661,366 in the year ended June 30, 2001, from $752,309 to $16,413,675. This increase was primarily due to an increase in loss from investment of $3,571,654, loss from impairment of goodwill of $12,399,864 and loss on investment acquisition deposit of $425,000.

EXTRAORDINARY GAIN

      Extraordinary gain for the fiscal year ended June 30, 2001 included a $23,000 gain on the issuance of our restricted common stock to vendors of our Australian affiliate in excess of the then current market value. In fiscal 2000, we realized extraordinary gains of $242,561 on the extinguishments of prior shareholder loans in exchange for 600,000 of our restricted common stock, and $34,507 on the settlement of the Grassland loan payable.

NET LOSS

      Net loss was $(19,732,566), or $(0.22) per share, in the three months ended June 30, 2001, compared to $5,110,427, or $(0.07) per share, in the comparable period in the prior year. This increase in net loss is primarily attributable to an increase in loss from investment of $3,571,654 and loss from impairment of goodwill of $12,399,864.

LIQUIDITY AND CAPITAL RESOURCES

      Since our inception, we have financed our operations through the sale of common stock and convertible debentures and from unsecured loans from our major shareholder. We have raised approximately $2,900,000 before offering costs through the sale of these securities and have borrowed $992,736 from our principal shareholder.

      At December 31, 2001, our cash and cash equivalents balance was $116,061, an increase of $109,245 from the balance of $6,816 at June 30, 2001. During the six months ended December 31, 2001, cash provided by (used in) operations amounted to ($398,961). Cash provided by (used in) investing activities was ($25,000). Cash provided by financing activities during the six months ended December 31, 2001 amounted to $533,206 and consisted of $196,736 of unsecured loans from our principal shareholder, $130,000 from the sale of common stock and warrants pursuant to our Reg. D Section 506 private offering and $325,000 of proceeds from the short-term loan from Cornell Capital Partners, LP. For the comparative six-month period ended December 31, 2000, no cash was provided by operations as all of our operations during this period were financed via unsecured loans from our principal shareholder and proceeds from the sale of stock that we used to partially repay our Grassland obligation. We had a working capital deficiency in the amount of ($2,870,078) and ($1,839,866), respectively, for the six-month periods ended December 31, 2001 and December 31, 2000.

      On August 14, 2001, we filed a S-1 Registration Statement to register 37,500,000 of our shares in connection with our proposed $12,000,000 equity line credit facility with Ladenburg Thalmann & Co., Inc. and Wanquay Limited. Based on comments received by the SEC relating to the terms and conditions of the proposed equity line and on advice of counsel, on November 30, 2001, we withdrew the Registration Statement with the SEC. Advanced Communications intends to terminate this equity line of credit facility.

      On December 13, 2001, we entered into a 90-day $325,000 Promissory Note (the "Note") with Cornell Capital Partners, LP. The Note had an interest rate of 12% and was secured by a Guaranty and Pledge Agreement executed by Messrs. Danson, Lichtman and Prouty. We realized $269,000 of net proceeds after financing costs and legal fees. The Note was repaid on January 14, 2002 with proceeds from Advanced Communications' $1 million Convertible Debentures.

      On January 10, 2002, we executed various financing agreements with Cornell Capital Partners, LP ("Cornell"), a New Jersey-based hedge fund whereby Cornell and certain other investors purchased from us $1 million of two-year Convertible Debentures and Cornell entered into a $30 million structured equity facility. Pursuant to the Convertible Debenture financing, we received $564,000 net of financing and closing costs and the repayment of the $325,000 ninety-day note. Under the terms of the $30 million structured equity facility, we have the right to require Cornell to make monthly purchases of up to $2 million of our stock on a discounted basis.

      Our anticipated cash needs over the next 12 months consist of general working capital needs of $1,200,000, plus the repayment of outstanding indebtedness of $2,671,773. These obligations include outstanding secured convertible debentures in an amount of $200,750 that are subject of a pending lawsuit brought by the lenders, as well as accounts payable and accrued expenses of $847,737, accrued compensation of $566,550 and a loan payable to a shareholder of $992,736.

      In addition, our company has a note payable to our Australian affiliate of $1,791,166 at December 31, 2001.

      We anticipate that our cash needs over the next 12 months will come primarily from the sale of securities or loans, including the Equity Line of Credit. Pursuant to the Equity Line of Credit, we may periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $30 million. The amount of each advance is subject to an aggregate maximum advance amount of $2 million in any thirty-day period. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners may retain 3% of each advance under the Equity Line of Credit. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Except for the Equity Line of Credit, we have no commitments for capital.

      Our ability to draw upon the Equity Line of Credit is conditioned upon our company registering with the SEC the shares of common stock to be issued under the Equity Line of Credit.

      On September 30, 1999, Advanced Communications entered into secured convertible debentures purchase agreement with two companies, which were stockholders of Advanced Communications, whereby Advanced Communications sold $500,000 of 12% Secured Convertible Debentures due April 1, 2000, which were convertible into shares of Advanced Communications' Common Stock. In addition, on September 30, 1999, Advanced Communications issued another convertible debenture to an unrelated party in the amount of $150,000. The debentures were convertible, at the holder's option, into shares of common stock in whole or in part at any time after the original issue date. The number of shares of common stock issuable upon a conversion was to be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued interest, by the conversion price. The conversion price in effect on any conversion date is 50% of the average of the bid price during the twenty trading days immediately preceding the applicable conversion date.

      The convertible debentures contained a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $650,000, was recorded as an interest expense and a component of equity on the issuance date during the fiscal year ended June 30, 2000.

      During December 2000, holders of $412,800 of convertible debentures elected to convert their notes into 1,803,545 of Advanced Communications' restricted common stock. Advanced Communications further reduced these bonds payable by offsetting a related bond receivable in the amount of $36,450.

      As of December 31, 2001 and June 30, 2001, $200,750 of Secured Convertible Debentures are still outstanding. Advanced Communications is in default based on the April 1, 2000 due date and Advanced Communications is currently in litigation with these bondholders

      During December 1997, MFI, Advanced Communications' former name, issued 75,000 of its common shares to settle the amounts due, which was $150,000 to a company (the "Payee") pursuant to a convertible promissory note (the "Grassland Note"). However, a dispute arose as to whether the Payee authorized the issuance of the shares. The Payee filed a suit during December 1997 to enforce the convertible promissory note. Total interest payable was $84,507 as of June 30, 2000 resulting in the total principal and accrued interest payable at June 30, 2000 of $234,507. In June 2000, the parties agreed to settle the matter for a payment of $200,000. This resulted in a gain on extinguishment of debt in the amount of $34,507. Advanced Communications made a payment of $50,000 by June 30, 2000. The $150,000 remainder was to be paid with proceeds from the 75,000 shares of stock and any remaining balance to be paid by Advanced Communications. The revised obligation was to be paid by August 14, 2000. Advanced Communications defaulted on this revised payment obligation and a judgment against Advanced Communications was entered. In October 2000, Advanced Communications sold the 75,000 shares of stock realizing $41,802 which it remitted in partial repayment of its outstanding debt. As of June 30, 2001, Advanced Communications' remaining balance and accrued interest on this obligation was $118,530. An additional $4,206 of interest was accrued on this note and on October 19, 2001 Advanced Communications paid the obligation in full. On October 24, 2001, the court issued its notice of satisfaction and release.

      Advanced Communications had a non-interest bearing note payable to an affiliate of $7,500,000 as of April 5, 2000. The following schedule represents payments on such debt by issuance of restricted common stock to either the affiliate or creditors of the affiliate. Such transactions were recorded at the market price of the stock at date of issuance.

                                        SHARES OF
                                      COMMON STOCK
                   DATE                  ISSUED              VALUE

                   September 2000     5,000,000         $     3,500,000
                   October 2000(1)      460,000                 460,000
                   June 2001          1,137,000                 567,100
                   September 2001     1,190,000                 357,001
                                      ---------                 -------

                                      7,787,000         $     4,884,101
                                      =========               =========

(1) This transaction resulted in a gain on extinguishment of debt of $23,000.


      During the year ended June 30, 2001 Advanced Communications repaid an aggregate of $247,608 of the obligation in cash. During the three-month period ended September 2001, Advanced Communications repaid $25,000 of the obligation in cash. No payments on the note were made during the three months ended December 31, 2001.

      Pursuant to the terms of the April 5, 2000 Stock Purchase Agreement between Advanced Communications and our Australian affiliate, Advanced Communications has elected to reduce its outstanding loan balance by $552,125 for funds previously advanced to our Australian Affiliate.

      As of December 31, 2001, the balance of Advanced Communications' obligation to our Australia affiliate was $1,791,166. Advanced Communications is currently in litigation with our Australian affiliate regarding the timing for the repayment of Advanced Communications' obligation.

      As of December 31, 2001, Advanced Communications owed a principal shareholder $992,736 for funds advanced to Advanced Communications to provide working capital and for the repayment of certain of Advanced Communications' obligations. This loan is non-interest bearing and unsecured.

      On December 13, 2001 Advanced Communications entered into a 90-day $325,000 Promissory Note (the "Note") with Cornell Capital Partners, LP. The Note had an interest rate of 12% and was secured by a Guaranty and Pledge Agreement executed by Messrs. Danson, Lichtman and Prouty. Advanced Communications realized $269,000 of net proceeds after financing costs and legal fees. The Note was repaid on January 14, 2002 with proceeds from Advanced Communications' $1 million Convertible Debenture.

      During the period of December 2000 to August 2001, pursuant to a private placement under Regulation D, Rule 506, Advanced Communications issued 3,060,600 shares of common stock and 3,060,000 warrants at $.30 per share. Advanced Communications received $1,168,180 from investors, which included $250,000 for stock not yet issued as of June 30, 2001 and $275,454 for warrants.

      Advanced Communications issued 250,000 shares of common stock, valued at $75,000, in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs of the offering.

      The fair market value of the warrants, aggregating $275,454 and $110,000 at June 30, 2001 and September 30, 2001, respectively, was estimated on the grant date using the Black-Scholes option pricing model as required under FASB 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 49.84%, risk-free interest rate 4.22%, expected option life 2 years. At December 31, 2001, no warrants have been exercised.

      During the three months ended September30, 2001, Advanced Communications received the balance of the offering proceeds and issued an additional 1,233,333 shares of its restricted common stock and associated warrants.

      On February 27, 2002, our Board of Directors approved a resolution to reprice the private placement offering from $0.30 per share to $0.20 per share. This repricing will result in the issuance of an additional 2,146,967 shares of common stock and warrants to the private placement investors. These additional shares are included in the number of shares that we are registering for these selling shareholders. The exercise price of the underlying warrants will remain at $0.30 per share.

      During the three months ended December 31, 2001, Advanced Communications issued 137,727 shares of common stock, valued at $41,318 in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs to the offering.

      We believe that the financings described above will provide us with sufficient capital to meet our immediate and long term capital needs with respect to our plans to purchase the worldwide rights to SpectruCell from our Australian affiliate, distribute and market SpectruCell throughout the U.S and other world markets as well as implement other acquisition and growth strategies in the communications industry.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      On September 11, 2001 a Special Meeting of Stockholders was held in Irvine, California. At this meeting, our stockholders authorized the following changes to our Articles of Incorporation:

      1.    To  increase   our   authorized   shares  of  common   stock  from
100,000,000 shares to 200,000,000;

      2. To provide for a class of 25,000,000 shares of Preferred Stock which will have such terms as the Board of Directors shall determine from time to time; and

      3. To provide for indemnification of our officers, directors, employees and agents to the full extent permitted by law.

      A Certificate of Amendment to our Articles of Incorporation embodying the above changes was filed in Florida on September 27, 2001.


                            VOTES FOR        VOTES AGAINST       ABSTAINED
          ------------   --------------   -------------------   --------------
          Proposal 1       60,763,890        14,851,790            94,431
          Proposal 2       39,055,860        14,952,263            94,283
          Proposal 3       73,407,585         2,129,775           172,751

------------------------------------------------------------------------------

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

      In June, 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

      SFAS No. 142 is effective for years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

      In August 2001, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations", effective for fiscal years beginning after June 15, 2002. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs.

      In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-lived Assets", effective for fiscal years beginning after December 15, 2001. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets.

      We believe that adopting the above statements will not have a material impact on our financial statements.

                             DESCRIPTION OF BUSINESS

COMPANY HISTORY

      We were incorporated on April 30, 1998 and were inactive from April 1998 to June 1998 except for the issuance of founders' shares. On April 7, 1999, Media Forum International, Inc., a Florida corporation, acquired all of our stock in exchange for its stock. Pursuant to the merger agreement, our shareholders received nine shares of Media Forum's common stock for each share
of  common   stock  held in our  company.       After  the  merger,    _ our
shareholders owned approximately 90% of Media Forum. Media Forum, the surviving entity, subsequently changed its name to Advanced Communications Technologies, Inc. Upon completion of the merger, we changed our trading symbol to "ADVC."

      On January 31, 2000, we acquired Smart Investments.com, Inc. through a stock exchange with Smart Investments' sole shareholder. Immediately upon completion of that acquisition, we elected successor issuer status in accordance with Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended, and consequently became a "reporting company" in compliance with the NASD's requirements.

      On July 20, 1999, we formed Advanced Global Communications, Inc., a Florida corporation. Advanced Global was established to develop and operate our international telecommunications network as well as to acquire other switching and telecommunications companies. During the fiscal year ended June 30, 2001, we ceased operating Advanced Global's international telecommunications network and wrote-off our entire investment in various telephone equipment and network costs. Such write-off amounted to $69,506.

      On November 10, 1999, Advanced Global entered into an agreement with the shareholders of World IP Incorporated and its wholly-owned foreign subsidiaries, Sur Comunicaciones, S.A., a Chilean corporation, and Acinel, S.A., an Argentinean corporation, to acquire a 51% controlling interest in the World IP. Under the terms of the agreement, 500,000 shares of our restricted common stock, plus $95,000 in cash was exchanged for 1,020 shares of stock representing 51% of the then issued and outstanding shares of World. The 500,000 shares of restricted common stock were valued at the trading price on the closing date and together with the cash consideration resulted in a purchase price of $470,000. World IP provides wholesale international telephone services from the U.S. to Chile and Argentina.

      On October 4, 2000, we notified World's management and its shareholders that we intended to rescind the agreement because we were unable, after repeated requests, to obtain from World's management financial records and audited financial statements. Consequently, our management deemed that it was in our best interest to unilaterally rescind the agreement. On October 6, 2000, we filed suit in the Circuit Court in and for Palm Beach County, Florida against the World IP and its shareholders for rescission of the agreement and for monetary damages resulting from such breach. On January 23, 2002, the parties entered into Settlement and Rescission Agreements and a Stipulation for Dismissal with Prejudice (the "Stipulation") to settle this matter. The Stipulation states that the November 10, 1999, Agreement and all related transactions, including the issuance of 1,020 shares of World IP to Advanced Global and the 500,000 shares of restricted common stock to World IP shareholders, are rescinded, ab initio, effective November 10, 1999, as though such transactions never occurred. Further, as part of the settlement, Advanced Communications issued a total of 320,000 shares of restricted common stock to certain shareholders of World IP, which shares are being registered pursuant to this Registration Statement. The Circuit Court in and for Palm Beach County issued an Order Approving Stipulation approving the Settlement and Rescission Agreements and the Stipulation.

      For financial statement purposes, we have treated the World IP rescission transaction as if we had never acquired the World IP stock and wrote-off our $125,000 investment in World IP in our June 30, 2000 financial statements.

      On April 5, 2000, we entered into a Stock Purchase Agreement with Advanced Communications Technologies (Australia) Pty Ltd. to acquire a 20% interest in our Australian affiliate for $19,350,000. In consideration for our purchase of the our Australian affiliate stock, we issued 5,000,000 shares of our common stock having a value of $11,850,000 and a $7,500,000 unsecured non-interest bearing note payable in installments. The shares issued were valued at the average quoted trading price during the acquisition period. The fair value of the investment at the acquisition date was determined to be $3,657,472. The excess of the purchase price over the fair value of the investment in the amount of $15,692,528 was accounted for as goodwill.

      Our 20% interest in our Australian affiliate was accounted for using the equity method of accounting and was stated at the amortized cost of goodwill and the equity in undistributed earnings since acquisition. The equity in earnings of our Australian affiliate was adjusted for the amortization of the goodwill, as discussed above. Amortization was computed on a straight-line basis over fifteen years until June 30, 2001 at which time we reassessed the life of the goodwill to be five years. The amortization of goodwill charged to income for each of the six months ended December 31, 2001 and December 31, 2000 was $200,000 and $523,084, respectively.

      The following information is provided for our Australian affiliate at December 31, 2001 and 2000 and has been translated to US dollars using the average exchange rate for the three-month period:


                                                    December 31, 2001   December 31, 2000
                                                 --------------------   -----------------

          Average exchange rate for the period     $     0.51393        $      .55820
          Revenue from operations                  $     639,882        $       6,851
          Gross profit                             $     639,882        $       6,851
          Net loss from operations                 $ (3,163,694)        $ (1,195,132)
          Net loss for the quarter                 $ (3,163,694)        $ (1,195,132)


      During the year ended December 31, 2001, we reduced the carrying value of its investment in our Australian affiliate to $2,000,000 based on management evaluation of our Australian affiliate. This adjustment was necessitated by FASB 121 ("Accounting for Impairment of Long Lived Assets") and APB 18 ("The Equity Method of Accounting for Investments in Common Stock"). Such pronouncements require the annual evaluation of long-lived assets for impairment.

      The components of the investment in our Australian affiliate at December 31, 2001 are as follows:

                                               Investment      Goodwill         Total
                                             --------------  -------------    ----------

         At acquisition                    $  3,657,472    $ 15,692,528    $ 19,350,000
         Cumulative Investment loss          (3,657,472)             --      (3,657,472)
         Amortization of goodwill                     --     (1,292,664)     (1,292,664)
         Impairment of goodwill                       --    (12,399,864)    (12,399,864)
         Balance at June 30, 2001                     --      2,000,000       2,000,000
         Cumulative amortization of
           Goodwill through 12/31/01                           (200,000)       (200,000)
         Balance at December 31, 2001      $          --   $  1,800,000    $  1,800,000


      On July 24, 2000, our company formed Australon USA, Inc., a Delaware corporation, owned 50% by our company and 50% by Australon Enterprises Pty., Ltd., a 67% owned subsidiary of our Australian affiliate. We formed Australon USA, Inc. to market and sell the Australon suite of products in the U.S., Canada and South America. Australon USA, Inc. is presently inactive and had no revenue and expense for the fiscal year ended June 30, 2001.

      In November 2000, we formed Advanced Network Technologies (USA), Inc., a Delaware corporation, owned 70% by us and 30% by our Australian affiliate. Advanced Network Technologies (USA), Inc. is presently inactive and had no revenue or expense for the fiscal year ended June 30, 2001.

ACQUISITIONS


      On September 7, 2001 we entered into a Letter of Intent with our Australian affiliate to acquire all of the intellectual property, including the worldwide rights (other than rights to territories that we currently possess) for the licensing and distribution of the SpectruCell product (the "IP Rights"). The Letter of Intent which was executed by Messrs Roberts and May on behalf of the Australian affiliate and us, respectively, includes various conditions precedent to the transfer of the IP Rights including, but not limited to, the raising by us of $80 million in the US capital markets, appropriate regulatory approvals, approval by both our Board of Directors and shareholders, appropriate due diligence and definitive agreements. Our Australian financial and legal advisors will commence their due diligence of our Australian affiliate's operations (both legal and financial) and technology once a Non-Disclosure Agreement is executed by both parties. We intend to vigorously negotiate the purchase of all of the tangible and intangible assets of our Australian affiliate relating to the SpectruCell and other technologies, subject to the assumption of certain liabilities. Because of the inherent conflict of interest of Messrs May and Roberts, we have insisted that they recluse themselves from the negotiations entirely. On January 23, 2002, we brought a legal action against our Australian affiliate and Mr. May to temporary enjoin our Australian affiliate from canceling or selling our 20% interest in the Australian affiliate due to the alleged nonpayment of the note payable under the terms of the April 5, 2000 Stock Purchase Agreement. On that date, the Court issued an interim order effectively enjoining and prohibiting our Australian affiliate from "transferring, dealing with, charging, diminishing, mortgaging, assigning or disposing of" Advanced Communications' stock in our Australian affiliate. The January 23 2002 Court order, which had already been extended twice, was extended by the Court on February 20, 2002, until a final determination is made at trial. Our Australian affiliate declined to contest the Court Orders sought by Advanced Communications. Because of the matters described above, there can be no assurance that the proposed acquisition of all of the tangible and intangible (including the IP Rights) assets will be completed under the terms and conditions as expressed in the Letter of Intent or at all.

      During the year, we were also involved in two unsuccessful acquisitions. On February 28, 2001, we were the successful bidder to purchase all of the assets of ORBCOMM Global L.P and related debtors. ORBCOMM, a partnership formed by Teleglobe Holding Corp. and Orbital Sciences Corporation, is the owner and operator of 30 low earth orbit satellites, digital satellite communications systems, gateway earth stations, control center facilities and related equipment, and intellectual property and provides asset monitoring, global positioning, communications and other data information services. In September 2000, ORBCOMM filed for Chapter 11 Bankruptcy protection in the United States Bankruptcy Court for the District of Delaware. On March 9, 2001, the Court entered an Order to approve the sale of substantially all of ORBCOMM's assets to us. The acquisition of the assets was viewed by us as an opportunity to engage in a business that was synergistic to the marketing and deployment of our SpectruCell technology, and to augment Australon Limited's business of providing real time remote smart metering and other Lon-works based services. The assets were to be owned by a newly formed entity wholly owned by our 50% owned U.S. affiliate, Australon USA, Inc. We also entered into a joint venture agreement with another bidder to sell a portion of the new entity's equity in return for a substantial capital commitment. Our joint venture partner subsequently defaulted on its commitment to provide capital to the new entity. Because of the extreme time constraints place by the Court on us to close the transaction, and the substantial capital commitment needed to turn ORBCOMM's business around, our management subsequently determined that it was no longer in our best interest to pursue the purchase of the assets.

      We incurred a loss in the amount of $835,375 in connection with our unsuccessful attempt to acquire the assets. This loss is reflected in our June 30, 2001 financial statements as professional fees ($395,151), loss on investment acquisition deposit ($425,000) and other selling, general and administrative expenses ($15,224).

      On February 5, 2001, we entered into a Letter of Intent with Dr. Gil Amelio and his majority owned company, Beneventure Capital, LLC, to acquire all of the assets of Beneventure in exchange for stock of our company. Beneventure is a privately held technology investment and management company that owns varying interests in private companies involved in the telecommunications, semiconductor, Internet and financial services industries. After many attempts to negotiate a fair agreement with Beneventure, we ceased negotiations and determined that the Beneventure acquisition was not in our best interest. We incurred $125,965 of professional fees and expenses in the transaction that are included in our June 30, 2001 financial statements.

INDUSTRY OVERVIEW

GROWTH OF THE WIRELESS TELECOM INDUSTRY

      The wireless telecom industry is a rapidly growing business, driven by the dramatic increase in wireless telephone usage, as well as strong demand for wireless Internet and other data services. Since 1992, wireless has been the fastest-growing telecom market sector, according to Forrester Research. International Data Corporation expects that by 2003, the U.S. wireless subscriber base will grow to over 185 million, generating revenues in excess of $68 billion. EMC World Cellular Database at the end of June 2001 has stated that there are 854.7 million users of cellular services worldwide. The demand for wireless Internet access and other data services is accelerating the adoption of new technologies such as those embodied in the emerging third-generation (3G) standard. High-speed fiber optic networks are being coupled with broadband wireless technologies to deliver enhanced telecom capabilities and features to new customers and markets.

      Wireless carriers must continuously upgrade their networks with new technologies and expand into new geographic regions in order to remain competitive and satisfy the demand for wireless service. Additionally, new carriers are entering the market as a result of deregulation, the issuance of new licenses and the demand for new services, fueling the development of new networks. Consequently, carriers are deploying new network equipment both in the U.S. and abroad. New technologies, such as broadband wireless, are helping to fuel demand for more advanced wireless equipment. Dataquest estimates that the market for broadband wireless equipment in North America will grow from $90.7 million in 1998 to $901.3 million in 2002, a compound annual growth rate of 77.5%. Alcatel forecasts that the global third-generation mobile telephone infrastructure market will be valued at $60 billion to $80 billion between 2001 and 2004 as new networks are rolled out beginning in several European countries.

CHANGES IN THE WIRELESS TELECOM INDUSTRY

      As carriers  deploy their  networks,  they face  significant  competition.
Through privatization in the 1980s and deregulation in the 1990s, both domestically and internationally, the competitive landscape has changed for wireless carriers. For carriers to differentiate themselves and remain competitive in this new environment, they are deploying networks to:

      o provide seamless nationwide coverage and avoid expensive roaming costs on competitors' networks in markets where carriers do not currently own infrastructure;

      o  offer PCS service in new geographic markets;

      o offer enhanced services, such as one rate plans, calling party pays, caller ID, text messaging and emergency 911 locator services;

      o implement the new third-generation (3G) network standard to deliver wireless broadband data services, including Internet access and two-way e-mail;

      o introduce other emerging data networking and broadband technologies, such as LMDS, MMDS and other point-to-multipoint architectures, for the provision of high speed data wireless Internet access and other broadband services; and

      o  offer  wireless  local loop systems  domestically  to bypass  incumbent
         wireline   competitors  and  in  developing  countries  lacking  modern wireline telephone infrastructure.

      The convergence of traditional wireless, wireline and cable services is also adding complexity to the telecom environment as carriers deploy networks spanning traditional wireless/wireline boundaries to offer these enhanced services and new technologies.

      Due to this increasingly competitive environment, carriers need to focus on satisfying customer demand for enhanced services, seamless and comprehensive coverage, better quality, more bandwidth and lower prices. The proliferation of carriers and new technologies has created an environment where speed to market is an essential element of a wireless carrier's success. Carriers are also experiencing challenges managing increasingly complex networks and technologies. For example, the introduction of wireless Internet technologies and the growth in broadband wireless services requiring the transmission of large amounts of data creates additional new technological hurdles for carriers establishing or upgrading their networks. In this dynamic environment, customer acquisition and retention are the most important determinants of success. This has led carriers to increasingly prioritize their resources, focusing on mission critical revenue generating activities such as marketing, billing and customer care and outsourcing whenever they can do so effectively.

      The changing environment is also placing significant operational challenges on carriers. Carriers must make critical decisions about which geographic markets to serve and which services and technologies to offer. They are striving to avoid the cost uncertainties and considerable operational challenges associated with the staffing and process implementation software for the deployment and management of their networks. Furthermore, the rapidly changing and increasingly complex nature of wireless technologies has made it difficult for carriers to optimize employee training and utilization for what are often one-time upgrades for each generation of new technology. Additionally, networks are being implemented with equipment from unrelated vendors, posing system integration challenges. This situation is exacerbated by consolidation in the industry, which often entails the integration of disparate networks.

      Equipment vendors are facing numerous challenges in the current environment, as carriers are requiring them to develop new generations of equipment that are capable of handling increased features and functionality. In addition, vendors must provide equipment that can be deployed within a carrier's existing network and integrate with equipment offered by other vendors. Carriers are more likely to select a vendor who provides a full suite of products and deployment services. Given the rapid pace of technological change, equipment vendors are finding it increasingly difficult to justify using resources for the deployment, integration and optimization of their current generation of products. This has increasingly led equipment vendors to focus on their core competencies to offer competitive solutions in this rapidly changing technological environment and to outsource network design, deployment and management services.

CONVENTIONAL WIRELESS COMMUNICATIONS TECHNOLOGY

      Conventional mobile networks primarily rely upon long-established mobile radio technology and traditional voice channel transmission. This was the only suitable technology available when cellular communications first evolved 20 years ago. The SpectruCell Technology represents a departure from this somewhat antiquated technology.

      Conventional telephone networks were traditionally configured with a major Central Office Switch (CO) and numerous smaller switches (Points of Presence or POPS) throughout the network. The POPS collect calls from the outlying reaches of the network and route them back to the CO for processing and routing to the call termination.

      Cellular telephone networks evolved from the long established mobile radio telephone technology and the traditional call processing and voice channel transmission applications associated with that technology. Much of the call processing and routing is done at the cell site and this can be very restrictive because it depends upon the number of voice channels and processing capacity at each cell site. In a conventional telephone network environment any upgrades or call capacity changes can be effected at the Central Office Switch, whereas in the present cellular network environment hundreds of cell sites would have to be upgraded individually.

      The SpectruCell platform is comprised of a base hardware platform and a software operating system that controls the hardware. The hardware portion of SpectruCell uses mainly commercial off the shelf components (COTS) with proprietary processing cards developed by our Australian affiliate. The COTS hardware used is industry standard equipment and sourced from manufacturers worldwide.

      The software can be upgraded without the need to upgrade the hardware. The types of software upgrade possible are the changing of protocols supported, new versions of the protocol software or custom applications may be installed and upgraded or removed. The analogy is very much like your home PC where you have hardware and software. If you would like to make your system more powerful you can choose to upgrade the hardware. It is up to the network operator to choose how much processing power they require in order to run their chosen software. The hardware itself is built upon industry standard platforms so that it can be easily scaled up or down by installing or removing processing cards. The CPCI chassis allows for the use of hot-swappable hardware allowing for the removal and upgrade of cards when required.

THE SPECTRUCELL TECHNOLOGY

      The SpectruCell concept was originally conceived in the United States in an entirely different format and configuration to the current product design. The request to develop the SpectruCell Wireless Base Station concept was presented to the Royal Melbourne Institute of Technology University in the first quarter of 1998 for evaluation and development. The current technology for the SpectruCell Wireless Base Station unit has been developed entirely in Melbourne, Australia by our Australian affiliate in collaboration with the Department of Computer Systems Engineering at the Royal Melbourne Institute of Technology University.

      Our Australian affiliate has developed and beta tested a wireless communication network technology that will be trademarked and marketed as "SpectruCell". Unlike existing communications networks, SpectruCell supports a wireless network architecture designed to process and transmit numerous communications protocols (AMPS, CDMA, TDMA, GSM, W-CDMA, UMTS, 3G, Voice IP, etc.), as well as wireless Internet applications, all within one network. By utilizing the multiple protocol wireless base station, network providers will be able to support substantially all current and future wireless frequencies with the same equipment on the same network through software upgrades. For example, Telstra Australia reportedly spent approximately $500 million in implementing a new CDMA network to compliment their existing GSM network. With SpectruCell, we believe that Telstra could have simply plugged in a SpectruCell base station to their existing GSM network, enabling it to carry both protocols (CDMA and GSM) on the same network.

      The SpectruCell system architecture is a distinct departure from conventional Cellular/PCS network structure. The SpectruCell architecture provides a method of transmitting the entire base bank spectrum from the receiving Antenna/Cell to a centralized Mobile Telephone Switching Office (MTSO) for call processing and redistribution, rather than processing calls at the cell site. Until approximately three years ago almost all cellular transmissions were Analog. In the current cellular network environment, additional call processing hardware has to be added to each cell site (usually around 200+ cells per average network), for network operators to transmit evolving new digital protocols (CDMA, TDMA, GSM, W-CDMA, etc.) over their existing cellular networks.

      In a SpectruCell network environment, the additional hardware and/or software upgrades would only be required at the MTSO/Central Office Switch location. The potential savings in network implementation and establishment


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

costs, and cell site maintenance costs savings would be substantial. In addition, given the SpectruCell network's ability to carry all current evolving and future call protocols, the network operator would also benefit from future revenues from foreign roaming calls.

      We believe that SpectruCell also has the capacity to dynamically assign channels and spectrum (i.e., call carrying capacity) to the cells requiring it most. In a sense, the cellular operator would possess a so-called "elastic capacity" at cells in the system. Since all voice channels would be centrally located at the switch instead of at the cell/antenna sites, individual voice channels and RF trunks can be distributed as needed to busy cell/antenna sites. Channels would be essentially "borrowed" from surrounding cells and used to support call traffic at the busier sites during call volume peaks. This is a distinct departure from present "honeycomb style" systems where each cellular network is dedicated to a single protocol and each cell has fixed call carrying capacity or bandwidth, that is limited by the number of voice channels installed at each cell site. In essence, the SpectruCell architecture provides a basis for a paradigm shift from the conventional telecommunications central office switching structure for evolving wireless networks.

      For carriers to support multiple protocols such as GSM and CDMA digital mobile phones, current wireless communications technology requires separate cell sites with separate equipment for each protocol carried. We believe that upon implementation, SpectruCell, however, will allow carriers to maintain and utilize their existing networks within a modern network platform that will enable them to support evolving protocols. We also believe that by utilizing the SpectruCell multiple protocol wireless base station, network providers will be able to support current and in all probability future protocols with the same equipment on the same existing networks. Future protocols would be added to the network through software upgrades.

      Benefits of the SpectruCell network include:

      o  lower rollout cost due to the network being wireless;

      o cost effective upgrades to existing networks to handle additional protocols through utilization of existing network infrastructure rather than creating a new structure;

      o fewer dropped calls and busy signals in current mobile networks that are caused through bottlenecks, as calls on the SpectruCell network would be configured through a distributed network rather than a centralized switching facility; and

      o direct access to Internet services for cellular subscribers via mobile IP and other evolving data protocols (such as ITU 3G).

      In third world countries or regions of the world with little or no existing communications infrastructure, the SpectruCell system would provide for the deployment of a wireless communications network infrastructure (known as a "greenfield-installation"). This could be achieved at lower cost, and in a shorter time frame than an equivalent land-based infrastructure network.

      The SpectruCell operating system and hardware platform has been compared in concept to the use of generic hardware running a common operating system allowing for the deployment of applications. As examples MS word, MS Excel etc. are applications running on an operating system independent of the type of hardware. In a SpectruCell sense, the applications are software modules that support cellular protocols (AMPS, GSM, CDMA, WCDMA, UMTS, etc.). SpectruCell provides open systems and a standard operating platform to an industry dominated by proprietary applications and interfaces.

      Some of the key applications of the SpectruCell Platform are:

      o SpectruCell is a new mobile communications wireless base station/switch built on a Software Defined Radio (SDR) platform.

      o A SpectruCell SDR base station has the unique ability of being able to simultaneously process and transmit multiple wireless communications protocols (AMPS, CDMA, TDMA, GSM, W-CDMA, UMTS, 3G, Voice IP, etc.) as well as wireless Internet applications, all within the one base station and network infrastructure.

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

      o SpectruCell is built with a publishable API (open architecture) so that network operators can write their own interfaces, and it is also software upgradeable so that additional protocols (UMTS, 3G, etc.) can be easily added to an existing SpectruCell base station by uploading another software module to the base station.

      o SpectruCell has a 25mhz front end capable of processing signals anywhere from 400 MHz to 2.9 GHz which covers all proposed 3G frequency ranges. It can also accept all backbones (wire, fiber, cable, microwave, satellite, etc.) SpectruCell's technology is such that is able to work in any country of the world using a variety of air interfaces such as GSM, CDMA, CDMA2000, WCDMA & UMTS. Its RF front end flexibility makes its attractive to areas of the world that have cluttered spectrum allocation for cellular systems such as found in the US market.

      o Network operators can seamlessly install a SpectruCell base station/switch into their existing 2G networks and it will process their existing customer base while at the same time providing an efficient migration path to 2.5G and 3G services with the addition of the appropriate SpectruCell software modules. And as an added benefit the SpectruCell base station will process all protocols simultaneously over the same network infrastructure.

      o The SpectruCell system is patent pending with the first 3 of some 35 proposed patents filed in Australia.

      The SpectruCell technology is a safe choice for developers as all the implementation of 3G protocols is in software. With the current confusion over a 3G standard (15+ proposals) it is hard for manufacturers to provide a hardware based solution, whereas with SpectruCell all 15+ protocols can be supported on the one hardware platform.

      Several other applications that have been identified as for potential deployment upon SpectruCell include:

      x   A hardware platform for 3G cellular test equipment;

      x   A hardware platform for high end military based signal processing;

          o  Radar;

          o  Sonar;

          o  Military communications;

      x   Aerial communications and mobile communications platforms;

      x   Abase  development   platform  for  new  protocols  and  base  station
          equipment from existing vendors (Nokia, Lucent, Siemens, Ericsson, etc.) and new third party developers; and

      x A 3G capable development platform for new technology vendors looking to enter the market with a head start.

PATENTS

      Our Australian affiliate has filed various patent applications with the Australian patent office in connection with the SpectruCell technology and anticipates preparing and filing additional patents in our fiscal year 2002. Our affiliate is confident that its applications for patent protection will be granted by the Australian regulatory authorities.

SPECTRUCELL MARKETING ADVANTAGES

      We believe that SpectruCell's greatest marketing advantage is its unique flexibility and open system approach to mobile communications. Providers using SpectruCell will have the ability to expand and utilize technological advances as they occur without making their current network infrastructure redundant. The open system, non-proprietary approach means that third party developers can manufacture products for use within the system, as well as develop additional applications ensuring a SpectruCell network will be always at the leading edge of technology.

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

      We believe that using a network of SpectruCell base stations, network providers will have architecture that can be reconfigured to support the following:

      o Multiple protocols. The cell site's protocols can be added or removed. These are wireless protocols like AMPS, GSM, CDMA, W-CDMA, UMTS, 3G and new evolving standards;

      o Intelligent call routing. Calls can be routed centrally or in a distributed fashion to ease network congestion, allowing for more efficient use of network resources; and

      o  Flexible   management  and  billing  systems.   The  open  architecture
         interfaces of SpectruCell allow for the provision of a more customer driven service that utilizes third party software applications.

      We also believe that existing network providers will have the ability to:

      o Upgrade their existing network to evolving new protocols without having to start again with a new network, maintaining the asset base of their old networks;

      o Gradually and seamlessly replace their existing mobile base stations with SpectruCell base stations;

      o Replace existing base stations with SpectruCell base stations, allowing network providers to rollout new services and protocols; and

      o Increase their current call capacity while still maintaining their existing infrastructure.

COMPETITION

      We believe that the SpectruCell system will compete with traditional cellular telephone and other wireless communications technologies. However, we will have to differentiate our technology through cost savings in implementation and upgrades and through improved service.

      Some of the competitive advantages of the SpectruCell system are more efficient equipment utilization, reduced capital equipment costs and higher revenues from increased U.S. and foreign roaming, or multiple protocol, calls handled in domestic networks. One very important advantage is that SpectruCell can be implemented into domestic networks. Another very important advantage is that SpectruCell can be implemented into existing cellular networks and run in parallel with conventional cellular network technology. It does not require the complete redesign and replacement of the existing cellular network structure. Rather it can be implemented in stages, until the entire network structure has been upgraded to the SpectruCell architecture.

      We cannot be sure that we will be able to effectively compete with existing wireless network companies or that we will gain acceptance for the SpectruCell system.

PROSPECTIVE CUSTOMERS

      The market for telecommunications infrastructure equipment will continue to be stimulated by the increasing demand for voice and high-speed data applications. We believe that network operators will be forced to replace or upgrade their existing networks to facilitate the introduction of 3G services. Infrastructure equipment manufacturers not already well into the development of 3G products will now be looking for proprietary components to reduce their development schedules.

      Therefore there are three distinct target markets that have now been identified for the SpectruCell product:

      o  Primary & Secondary Network Operators;

      o  Infrastructure Manufacturers and 3rd Party Developers; and

      o  Military (Signals Intelligence).

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

      The initial marketing focus will target existing network operators, particularly smaller network operators in the US currently using CDMA, IS95 and IS136 air interfaces. This initial implementation of "SpectruCell" will provide network operators with a natural migration path to 2.5G and 3G technologies via CDMA2000.

      Strong demand is also expected from Canada, Mexico and Latin America as a result of increasing demand for Internet access and the extension of basic telecommunications services that will stimulate infrastructure spending in these regions.

      The advantages of SpectruCell to Network Operators:

      o Enables upgrading of existing network to evolving new protocols without having to start again with a new network, thereby maintaining the asset base of their old networks;

      o Can seamlessly replace existing mobile base stations with SpectruCell base stations, ensuring the existing network functionality remains intact, while at the same time allowing the provider access to the features and advantages not available on a conventional network;

      o Flexible migration to 3G technologies. As a network provider replaces existing base stations with SpectruCell base stations, the network is changed in a way that allows network providers to rollout new services and protocols with a software upgrade; and

      Benefits of the SpectruCell system for Network Operators include:

      o  Cheaper rollout cost due to the network being wireless;

      o Cheaper costs for upgrading existing networks to handle additional protocols through utilization of existing network infrastructure and software upgrades;

      o Will enable cellular subscribers to access all Internet services via mobile IP and other evolving data protocols (such as ITU 3G).

      o 2G and 3G-multi protocol capable solution commercially available first quarter 2002.

      o Financial asset saver offering a migration from 2G to 3G for existing network providers.

      The definition of a third party developer can be further broken down into several categories:

      o CORE DEVELOPER - an organization that sells product to Network Operators. The main advantage of the SpectruCell platform to this type of developer is the rapid time to market that they can achieve with a standardized platform and available library source code; and

      o 2ND TIER DEVELOPER - organizations offering core network enhancements in the 3G and wireless arena. Examples are companies like WSI, M-Diversity, Open Telecommunications. The main advantage to these types of organizations is that it provides a platform that they can deploy their technology on, while partitioning off their core functionality. In essence they can use SpectruCell to enhance existing systems. Without a solution like SpectruCell, such developers require integration with all existing proprietary systems to get their technology to market. SpectruCell provides them with a standard 3G capable operating platform and open system architecture.

SALES AND DISTRIBUTION

      We expect to have independent distribution and sales offices located in Los Angeles, New York City and Fort Lauderdale. Sales from these offices will be directed mainly to OEMs, Network Operators and telecommunication product manufacturers who are buying components to add to their own product or the SpectruCell Platform as a third party developer.

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

GOVERNMENT REGULATION

      Our proposed provision of wireless communications services is subject to substantial government regulation. Federal law regulates interstate and international telecommunications, while states have jurisdiction over telecommunications that originate and terminate within the same state. Changes in existing policies or regulations in any state or by the Federal Communications Commission ("FCC") could have a material adverse effect on our financial condition or results of operations. There can be no assurance that the regulatory authorities in one or more states or the FCC will not take action having an adverse effect on our business or financial condition or results of operations. The use of SDR technology in the commercial area is subject to conditions specified by the FCC. The FCC has stated that it will allow for the deployment of SDR platforms and support the regulation of such equipment. Another area that may affect the use of SpectruCell in the U.S. 3G cellular market will be associated with the timetable surrounding the 3G spectrum allocation by the FCC.

EMPLOYEES AND CONSULTANTS

      As  of  February  15,  2002,  we  have  eight  full  time   employees  and
consultants. None of our employees are covered by any collective bargaining agreement.

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

                                   MANAGEMENT

      The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. Our directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

      Our directors and officers are as follows:

Name and Address             Age     Position                  Date Elected
----------------             ---     --------                  ------------
Gary Ivaska                  44      President and             --
880 Apollo Street, Ste. 200          Chief Executive Officer
El Segundo, CA  90245

Wayne I. Danson              48      Vice President, Chief     January 3, 2000
420 Lexington Ave.                   Financial Officer and
New York, NY 10170                   Director

Jonathan J. Lichtman         49      Secretary and Director    November 9, 1999
4800 N. Federal Hwy
Boca Raton, FL 33431

Dr. Michael Finch            53      Director                  March 10, 1997
37 Walnut Street
Wellesley, MA 02481

Randall Prouty               49      Director and Chairman     March 10, 1997
19200 Von Karman Ave.                of the Board
Irvine, CA 92612

Wilbank J. Roche             50      Director                  March 25, 1999
2530 Wilshire Blvd.
Santa Monica, CA 90403

Allan Roberts                50      Director                  July 10, 2001
350 Queen Street
Melbourne Australia

Roger May                    55      Director                  March 10, 1997
350 Queen Street
Melbourne, Australia


      The directors named above will serve until the next annual meeting of our shareholders or until their successors shall be elected and accept their positions. Mr. Ivaska is a party to an oral agreement with Advanced Communications that entitles him to a salary of $180,000 per year. Mr. Danson is party to a written consulting agreement that entitles him to $20,000 per month in cash and stock for the period September 1, 2000 through August 31, 2001 and, as extended orally, to December 31, 2001. Effective January 1, 2002, Mr. Danson agreed to orally extend his consulting agreement with Advanced Communications through December 31, 2003 at a monthly rate of $12,500. Both Mr. Ivaska and Mr. Danson are reimbursed for reasonable out-of-pocket expenses relating to their activities for Advanced Communications.

      Our directors are not compensated for their services as a director, but are reimbursed for all of their out-of-pocket expenses incurred in connection with the rendering of services as a director.

      GARY IVASKA, CHIEF EXECUTIVE OFFICER AND PRESIDENT. Mr. Ivaska has over 20 years of senior management experience and marketing serving start-up to established international enterprises in the aerospace, computer networking, government, industrial automation, internet, security, and telecommunications markets. Most recently, Mr. Ivaska served as the Chief Executive Officer & President for ThemeWare Corporation and Corporate Vice President for Imask, Inc., a security technology company. In 1997, Mr. Ivaska was recognized for business development and management of prestigious programs and market share


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

growth with Cisco Systems, Hughes Aircraft, and Rockwell International in national and regional management capacities. Mr. Ivaska received a B.S. degree in International Finance and Marketing from the University of Southern Illinois in 1981. He has formal education in electronics engineering and corporate provided education in financial, media management, sales, and technology areas.

      WAYNE I. DANSON, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND DIRECTOR. Mr. Danson has served as our company's Chief Financial Officer since December 1, 1999 and was appointed a Director on January 3, 2000. Mr. Danson is the Managing Director and Founder of Danson Partners, LLC, a financial advisory firm specializing in middle market companies in the real estate and technology industries. Prior to forming Danson Partners, LLC in May 1999, Mr. Danson was co-head of and Managing Director of PricewaterhouseCoopers LLP's Real Estate Capital Markets Group. Prior to rejoining PricewaterhouseCoopers in 1996, Mr. Danson was a Managing Tax Partner with Kenneth Leventhal & Company in New York and Washington D.C., where he was also Kenneth Leventhal's National Director of its International and Debt Restructure Tax Practices. Prior to his involvement with Kenneth Leventhal in 1988, Mr. Danson was a Managing Director with Wolper Ross & Co., Ltd. in New York, a closely held financial services company specializing in financial tax, pension consulting, designing financial instruments and providing venture capital and investment banking services. Mr. Danson graduated with honors from Bernard M. Baruch College with a BBA in Accounting and an MBA in Taxation. He is a certified public accountant and a member of the AICPA and the New York State Society of CPAs.

      JONATHAN J. LICHTMAN, SECRETARY AND DIRECTOR. Mr. Lichtman was appointed a Director on November 9, 1999 and is currently a partner with the Boca Raton law firm of Levinson & Lichtman, LLP, where he specializes in structuring corporate and partnership transactions, including real estate syndications. Mr. Lichtman is also currently a general partner of several real estate partnerships in New York, North Carolina and Florida. Prior to forming Levinson and Lichtman LLP, Mr. Lichtman was an attorney with English, McCaughan and O'Bryan, PA, where he performed legal work for domestic and international clients, as well as real estate partnerships and development. Mr. Lichtman obtained his J.D. degree, cum laude, from Syracuse University College of Law and his LLM degree in taxation from the University of Miami School of Law. He is also a certified public accountant and is licensed to practice law in Florida and New York.

      DR. MICHAEL FINCH, DIRECTOR. Dr. Finch was appointed a Director on March 10, 1997 and since 1998, has been Chief Technology Officer of New Media Solutions, responsible for the conception, planning, creation, execution and deployment of all software products and projects. For the four years before that, he was employed by Media Forum (first in the UK, and then in the U.S.) as Director of Product Development. He was responsible for developing and implementing Media Forum's software capabilities and strategy, managing technical and complex software projects for high-end clients, and pre-sales demonstrations to clients of Media Forum's software stance and expertise. From 1983 to 1993, Dr. Finch was a Financial Software Engineer, who designed, wrote and implemented sophisticated real-time computer programs for trading Financial Instruments and Commodities on the Chicago and New York Futures exchanges. Prior to 1983, Dr. Finch was a research scientist and mathematician, with an academic career at four UK universities. He obtained a Doctorate of Mathematics at Sussex University for original research into Einstein's Theory of General Relativity and its application to Neutron Stars. He lectured at Queen Mary's College London on advanced mathematics.

      RANDALL PROUTY, CHAIRMAN OF THE BOARD AND DIRECTOR. Mr. Prouty, a co-founder and Director since March 10, 1997, is currently the President and CEO of World Associates, Inc., a publicly traded development stage company. He is also the sole owner of Bristol Capital, Inc., a firm active in consulting and business development work for companies seeking access to capital markets, and through which he is incubating other e-business ventures. Mr. Prouty is a licensed real estate and mortgage broker in the State of Florida. His technical background includes being a qualified webmaster and developing e-businesses on the web.

      WILBANK J. ROCHE, DIRECTOR. Mr. Roche was appointed a Director on March 25, 1999 and is currently a principal with the law firm of Roche & Holt in Santa Monica, California. Mr. Roche was an honors graduate from the University of California in 1976, as well as from Loyola University School of Law, Los Angeles, in 1979. He was admitted to the California State Bar in 1979 and has been practicing law actively since that time. Mr. Roche worked for law firms in the Los Angeles area from 1976 to 1983, when he opened his own office. In 1985, he formed Roche & Holt. Mr. Roche's law practice has revolved largely around representing small businesses and their owners. In that regard, he has provided legal services in connection with the formation, purchase, sale, and dissolution of numerous entities, as well as in connection with their on-going operations. In the past several years, he has devoted substantial time to clients in the telecommunications business.

      ALLAN ROBERTS, DIRECTOR. Mr. Roberts was appointed a Director on July 10, 2001 and is currently Vice President - Mergers & Acquisitions for our Australian affiliate. Since joining our affiliate in 2000, Mr. Roberts was responsible for and directly involved in the Gawler Gold, Data Link Technologies Pty, LTD, Victoria Communications and Simoco Australia Pty Ltd acquisitions. Prior to

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

joining our affiliate, Mr. Roberts was the sole shareholder of an Australian based financial consulting company specializing in mergers, acquisitions and capital markets activities. Prior to that, he was Head of Credit for the Bank of Melbourne where he reported to the Managing Director and the Bank's Board of Directors.

      ROGER MAY, DIRECTOR. Roger May was the Chairman and Chief Executive Officer of Advanced Communications from its inception until November 30, 2001. In 1991 he founded the nationwide central reservation system known as Independent Reservation Services Ltd. ("IRSL") In 1997 Mr. May negotiated the sale of IRSL to a Florida public company, Teleservices International Group. In 1987, Mr. May began his focus on telecommunications, first establishing nationwide distribution networks for a private network and then marketing discounted telecommunications products and associated services to the hospitality industry. He established successful joint ventures with Cable & Wireless, and relationships with Rochester Telephone, Bell Atlantic, Frontier Communications and others. Mr. May moved to Los Angeles from Australia in 1980 to capitalize on export incentive allowances offered by the Australian government. He began operating a wool exporting company and then purchased a franchise for International Business Exchange, Inc., a barter exchange company. Mr. May began his marketing career in Australia in 1969, where he was a General Manager for the largest General Motors dealership in Australia.

COMMITTEES OF THE BOARD OF DIRECTORS

      In a board meeting held on May 15, 2001, both an audit and compensation committee was established. The audit committee will report to the board regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The audit committee is comprised of Mr. Prouty and Mr. Finch. The compensation committee of the board of directors will review and make recommendations to the board regarding our compensation policies and all forms of compensation to be provided to our executive officers. In addition, the compensation committee will review bonus and stock compensation arrangements for all of our other employees. The compensation committee is comprised of Mr. Roche and Mr. Prouty.

      The Board of Directors also established an Acquisitions Committee and an Australian Affiliate Committee. Messrs. Prouty, Danson, Lichtman and Roche currently serve on the Acquisitions Committee and Messrs. Prouty, Danson, Lichtman, Roche and Finch serve on the Australian Affiliate Committee, which will address and make all decisions relating to the activities of our Australian Affiliate and SpectruCell.

EXECUTIVE COMPENSATION

      The following table shows all cash compensation accrued and/or paid by Advanced Communications, as well as certain other compensation paid or accrued, for the fiscal years ended June 30, 2001 and 2000. Other than as set forth herein, no executive officer's cash salary and bonus exceeded $50,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the value of restricted shares issued in lieu of cash compensation and certain other compensation, if any, whether paid or deferred.

                        ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                ---------------------------------------------    -----------------------------
                                                                        AWARDS         PAYOUTS
                                                                 ------------------    -------
                                                    OTHER        RESTRICTED
                                                    ANNUAL         STOCK      OPTION    LTIP      ALL OTHER
                            SALARY      BONUS    COMPENSATION     AWARD(S)     SARS    PAYOUTS   COMPENSATION
NAME AND                 -----------    -------  ------------    ----------   ------   -------   ------------
PRINCIPAl
POSITION         Year         ($)         ($)      ($)            ($)         (#)     ($)          ($)
--------         ----    -----------    ------- ------------    ----------   ------   -------    ------------
Roger May, CEO   2001    $197,500(1)    $50,000     --            --          --      --           --
CEO              2000    $120,000(1)         --     --            --          --      --           --

Wayne I. Danson  2001    $235,931(2)         --     --           $167,500     --      --           --
CFO              2000    $ 50,000(3)         --     --           $223,400(4)  --      --           --

------------------------------------------------------------------------------
(1) Accrued and unpaid compensation. No cash was received by Mr. May during the fiscal years ended June 30, 2001 and 2000. Mr. May's compensation for fiscal 2001 includes a $50,000 cash bonus which remains unpaid as of June 30, 2001. Mr. May left Advanced Communications on November 30, 2001.


(2) Represents the value of accrued fees and stock-based compensation earned by Mr. Danson during the fiscal year ended June 30, 2001. Stock-based compensation amounted to $167,500. Of accrued consulting fees earned in the amount of $235,931, only $23,105 was paid in cash to Mr. Danson. The balance of Mr. Danson's accrued compensation remains unpaid as of June 30, 2001. In August 2001, Mr. Danson agreed to receive 500,000 shares of our restricted common stock in lieu of $150,000 of unpaid consulting fees.

(3) Mr. Danson became Chief Financial Officer of Advanced Communications on December 1, 1999 and such amount reflects the cash compensation (exclusive of reimbursement of expenses) paid to him during the period December 1, 1999 to June 30, 2000. Mr. Danson also received 100,000 shares of our stock as a signing bonus.

(4) Mr. Danson also received 100,000 shares of our stock as a signing bonus in December 1999 and June 2000. During this time, the shares were trading between $1.50-$3.50 per share.


      Our company has no deferred compensation, stock options, SAR or other bonus arrangements for its employees and/or directors. During the fiscal year ended June 30, 2001, all decisions concerning executive compensation were made by the Board of Directors and, effective May 15, 2001, by our compensation committee. Our compensation committee will be reviewing the propriety of establishing various stock option and SAR Grant programs for the benefit of our executive employees during the fiscal year ending June 30, 2002.

EMPLOYMENT AGREEMENTS

      On November 29, 1999, we entered into an employment agreement with a consulting organization to provide the functions customarily provided by a Chief Financial Officer. As compensation for these services, we paid $5,000 monthly in advance, plus 100,000 restricted shares of common stock. Starting April 1, 2000, compensation for these services increased to $10,000 per month. On September 1, 2000, we entered into another one-year consulting agreement with Wayne I. Danson, the Chief Financial Officer. A signing bonus of 75,000 shares of stock was issued, valued at $67,500. This contract expired August 31, 2001, but was orally extended to December 31, 2001. As compensation, Mr. Danson receives $10,000 per month in cash and $10,000 per month in stock. Effective January 1, 2002, Mr. Danson agreed to orally extend his contract with Advanced Communications through December 31, 2003, at a monthly rate of $12,500.

      Effective July 1, 2000, Advanced Communications and Mr. May, our former Chief Executive Officer, entered into an oral employment agreement that entitled Mr. May to receive $15,000 per month and a bonus of $50,000. Effective December 1, 2000, Mr. May's compensation increased to $17,500 per month. On November 30, 2001, Mr. May was terminated as Advanced Communications' Chief Executive Officer. The Compensation Committee of the Board of Directors is currently reviewing the nature and extent of Mr. May's past services to Advanced
Communications to determine how much of Mr. May's prior services are more properly allocable to our Australian affiliate.

      On November 30, 2001, we entered into an oral employment agreement with Mr. Gary Ivaska to serve as our President and Chief Executive Officer at a rate of $180,000 per annum.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF PROPERTY

      Our principal executive office is located at 880 Apollo Street, Suite 200, El Segundo, California 90245. We have a three-year lease for our office that expires on December 31, 2004. The monthly rent is $7,634 inclusive of the cost of monthly parking.

                                LEGAL PROCEEDINGS

      We are a defendant in number of lawsuits as described below. We do not believe that these lawsuits will have a material adverse impact on our business.

      In Nancy J. Needham; Thomas R.B. Wardell et al v. Advanced Communications Technologies, Inc., et al., an action filed July 2000 in the Florida State Court, two former officers and directors are seeking damages and injunctive relief arising out of our refusal to provide legal opinion letters and to take other actions necessary to allow the former officers to transfer restricted securities to unrestricted securities under a Rule 144 exemption. We have filed a counterclaim to rescind all of the Plaintiffs' shares for lack and/or failure of consideration and other damages. We believe that we have meritorious defenses to the suit and are vigorously defending the litigation on procedural, as well as substantive grounds. In October 2001, the Court ruled in our favor and denied summary judgment for the Plaintiffs. We have been actively negotiating settlement with Ms. Needham and Mr. DuPont and are confident that a favorable settlement can be reached soon.

      In STAR MULTI CARE SERVICES, INC. V. ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., filed in the Fifteenth Judicial Circuit in the State of Florida on September 18, 2000, Star Multi Care Services, Inc. sued us for alleged breach of contract and the recovery of a break-up or termination fee in excess of $50,000 in conjunction with our alleged failure to consummate a proposed merger with Star in January 2000. We believe that the suit is without basis and we are vigorously defending the alleged claim.

      On April 13, 2001, New Millennium Capital Partners II, LLC and AJW Partners, LLC, holders of the remaining amount of our 12% Secured Convertible Debentures totaling $200,750, filed an action in the Federal Court in the Eastern District of New York seeking recovery of the principal amount of the obligation, plus accrued interest and other monetary damages. We believe that the Plaintiffs' breached the terms of the debenture and as such, we are defending the suit and pursuing various legal remedies. In December 2001, we commenced settlement discussions with New Millennium Capital and AJ W Partners, LLC and we are confident that the lawsuit will be settled on terms that are favorable to us.

      On December 6, 2001, Mr. May, as Chairman and Chief Executive Officer of our Australian affiliate, sent a letter to us demanding full payment of all amounts due under the Stock Purchase Agreement dated April 5, 2000, between the parties (the "Stock Purchase Agreement"). This letter was dated six days after Mr. May was removed by the Board of Directors as President, Chief Executive Officer and Chairman of the Board of Advanced Communications. Mr. May sent additional demand letters to us dated December 11, 2001, and December 21, 2001 (collectively, the "Demand Letters"). The Demand Letters threatened to exercise the rights granted to it under Advanced Communications' constitution, which include exercising our Australian affiliate's lien over the shares registered in the name of ADVC or declaring that those shares be forfeited. We believe that we have fully met our obligation under the Stock Purchase Agreement which states that payments are only required to be paid to our Australian affiliate from those funds remaining after deduction of reserves needed for current operations, working capital and the development and expansion of its operations and the operations of its subsidiaries, as determined by its Board of Directors. We do not currently have sufficient funds available to pay to our Australian affiliate under the clear terms of the Stock Purchase Agreement. However, to protect our investment in our Australian affiliate on January 23, 2002, we filed suit against our Australian affiliate and Roger May in the Supreme Court at Melbourne, Victoria Australia.

      On January 23, 2002, the Court issued an interim order effectively enjoining and prohibiting our Australian affiliate from "transferring, dealing with, charging, diminishing, mortgaging, assigning or disposing of" Advanced Communications' stock in our Australian affiliate. The January 23 2002 Court order, which had already been extended twice, was extended by the Court on February 20, 2002, until a final determination is made at trial. Our Australian affiliate declined to contest the Court Orders sought by Advanced Communications.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of February 15, 2002, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains information about the beneficial ownership of our common stock as of December 31, 2001 for:

      o each person who beneficially owns more than five percent of the common stock;

      o  each of our directors;

      o  the named executive officers; and

      o  all directors and executive officers as a group.

      Unless otherwise indicated, the address for each person or entity named below is c/o Advanced Communications Technologies, Inc., 880 Apollo Street, Suite 200, El Segundo, California 90245.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 102,530,897 shares of common stock outstanding as of February 15, 2002.

                                                        Common Stock
                                                      Beneficially Owned
Name/Address                                       Number        Percent(1)


Roger May                                     19,528,000(1)(2)   19.05%
Nancy Need                                    11,958,801(3)*     11.66%
R.H. Du Pont                                   6,200,383(4)*      6.05%
Wayne Danson                                   1,229,547(5)       1.20%
Gary Ivaska                                      250,000             **
Jonathan J. Lichtman                           1,347,000(6)       1.31%
Dr. Michael Finch                                 358,000            **
Randall Prouty                                  1,018,056            **
Wilbank J. Roche                                  250,000            **
Allan Roberts                                     100,000(7)          **
                                              --------------      -----
All Officers and Directors as a Group          24,080,603        23.49%

------------------------------------
*     Less than 1%.
(1) No shares are owned directly by Mr. May. All shares beneficially owned by Mr. May are owned through affiliated entities and/or by family members.
(2)   Includes   10,000,000   shares   beneficially   owned   through   Advanced
      Communications Technologies Pty Ltd.
(3)   Includes 4,790,347 shares held by Mrs. Needham's adult children.
(4) Includes 5,173,572 shares held by Mr. DuPont's adult children and in trust for Rhett DuPont, a minor.
(5) Includes 879,547 shares owned beneficially by Mr. Danson's affiliated entity.
(6) Excludes 160,000 shares beneficially owned through various family trusts. Mr. Lichtman disclaims beneficial ownership of these shares.
(7)   Held through Mr. Roberts' affiliated entity.
* Advanced Communications presently is disputing the ownership of these shares.
**  Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On January 10, 2002, Advanced Communications executed various financing agreements with Cornell Capital Partners, LP ("Cornell"), a New Jersey-based hedge fund, whereby Cornell and certain other investors purchased from Advanced Communications $1 million of two-year Convertible Debentures and Cornell provided a $30 million structured equity facility. Pursuant to the Convertible Debenture financing, Advanced Communications received $564,000 net of financing and closing costs and the repayment of the $325,000 ninety-day note. Under the terms of the $30 million structured equity facility, Advanced Communications has the right to require Cornell to make monthly purchases of up to $2 million of Advanced Communications' stock on a discounted basis. Advanced Communications issued 2,960,000 shares of common stock with a market value of $740,000 as a commitment fee as part of this transaction.

      On January 15, 2002, Advanced Communications moved its corporate headquarters from Irvine to El Segundo, California. The terms of Advanced Communications' new lease are significantly more favorable than the terms of the Irvine lease. The lease has a three-year term commencing on January 1, 2002.

      On January 22, 2002, Advanced Communications' directors, excluding Mr. May and Mr. Roberts, pursuant to a January 4, 2002 Board of Directors Meeting, were each issued 200,000 shares for a total of 1,000,000 shares of Advanced
Communications' restricted common stock for services rendered to Advanced Communications as directors for the 2001 and 2002 fiscal years.

      On January 23, 2002, Advanced Communications filed suit against Advanced Communications Technologies (Australia) Pty Ltd. and Roger May in the Supreme Court at Melbourne, Victoria, Australia. On that date, the Court issued an interim order effectively enjoining and prohibiting our Australian affiliate from "transferring, dealing with, charging, diminishing, mortgaging, assigning or disposing of" Advanced Communications' stock in our Australian affiliate. The January 23 2002 Court order, which had already been extended twice, was extended by the Court on February 20, 2002, until a final determination is made at trial. Our Australian affiliate declined to contest the Court Orders sought by Advanced Communications.

      On January 28, 2002, Advanced Communications issued 2,960,000 shares of its restricted common stock to Cornell Capital Partners, LP as a commitment fee for the $30 million structured equity facility.

      Through a family trust established in Australia, Mr. May, a principal shareholder of our company, indirectly owns a 70% majority interest in our Australian affiliate. We own 20% of the common stock of our Australian affiliate.

      Through December 31, 2001, we repaid $5,708,834 of our obligation to our Australian affiliate, in part by the issuance of 7,787,000 shares of restricted common stock having a value of $4,884,101. The balance of our repayments was in the form of cash and the offset of funds previously advanced to our Australian affiliate. Mr. May is a principal shareholder of both our company and our Australian affiliate. As of December 31, 2001, the balance of our obligation to our Australian affiliate was $1,791,166.

      As of December 31, 2001, we are indebted to Global Communications Technologies, Ltd., an entity owned by Mr. May, in the amount of $992,736. Our obligation to Global is non-interest bearing and unsecured. During the fiscal year ended June 30, 2000, we were indebted to Global for $251,500 for advances made. In addition, Mr. May has deferred receiving his annual compensation and is owed $479,050 and $231,550 in accrued and unpaid compensation as of June 30, 2001 and 2000, respectively. As of December 31, 2001, Mr. May's accrued and unpaid compensation amounted to $566,550. Our Compensation Committee is currently examining the nature of the past service provided by Mr. May as our former Chief Executive Officer and whether a portion of Mr. May's services are more properly allocable to our Australian affiliate.

      On September 1, 2000, Mr. Danson entered into a one-year consulting agreement with our company for the period September 1, 2000 through August 31, 2001. Under the terms of the consulting agreement, Mr. Danson received $10,000 per month in cash and $10,000 per month in stock for his services. Mr. Danson's agreement expired on August 31, 2001. Mr. Danson has agreed to orally extend his consulting agreement with Advanced Communications through December 31, 2003 at a monthly rate of $12,500.

      Advanced Communications is currently negotiating an employment agreement with Mr. Ivaska to serve as our Chief Executive Officer, effective November 30, 2001. In the interim, we have orally agreed to compensate Mr. Ivaska at a rate of $180,000 per annum.

      In April 2000, our company acquired 20% of the common stock of our Australian affiliate. The purchase price of the investment amounted to $19,350,000, and was comprised of a note payable for $7,500,000 and the issuance of 5,000,000 shares of restricted common stock valued at $11,850,000. The shares issued were valued at the average quoted trading price during the acquisition period. The fair value of the investment at the acquisition date was determined to be $3,657,472. The excess of the purchase price over the fair value of the investment in the amount of $15,692,528 was accounted for as goodwill. Mr. May is a principal shareholder of our company and our Australian affiliate.

      Our company's 20% interest in the Australian affiliate was accounted for using the equity method of accounting and was stated at the amortized cost of goodwill and the equity in undistributed earnings since acquisition. The equity in earnings of the Australian affiliate was adjusted for the amortization of the goodwill, as discussed above. Amortization was computed on a straight-line basis over fifteen years until June 30, 2001 at which time Advanced Communications reassessed the life of the Goodwill to be five years.

      Advanced Communications had a non-interest bearing note payable to an affiliate of $7,500,000 as of April 5, 2000. The following schedule represents payments on such debt by issuance of restricted common stock to either the affiliate or creditors of the affiliate. Such transactions were recorded at the market price of the stock at date of issuance.

                                       Shares of Common
              Date                       Stock Issued             Value
              ---------------          ----------------   ----------------

              September 2000                  5,000,000   $      3,500,000
              October 2000(1)                   460,000            460,000
              June 2001                       1,137,000            567,100
              September 2001                  1,190,000            357,001
                                       ----------------   ----------------

                                              7,787,000   $      4,884,101
                                       ================   ================

-------------------------
(1)   This transaction resulted in a gain on extinguishment of debt of $23,000.


      During the year ended June 30, 2001 Advanced Communications repaid an aggregate of $247,608 of the obligation in cash. During the three-month period ended September 2001, Advanced Communications repaid $25,000 of the obligation in cash. No payments on the note were made during the three months ended December 31, 2001.

      Pursuant to the terms of the April 5, 2000 Stock Purchase Agreement between Advanced Communications and our Australian affiliate, Advanced Communications has elected to reduce its outstanding loan balance by $552,125 for funds previously advanced to our Australian affiliate.

      As of December 31, 2001, the balance of Advanced Communications' obligation to our Australian affiliate was $1,791,166. Advanced Communications is currently in litigation with our Australian affiliate regarding the timing for the repayment of Advanced Communications' obligation.

      As of December 31, 2001, Advanced Communications owed a principal shareholder $992,736 for funds advanced to Advanced Communications to provide working capital and for the repayment of certain of Advanced Communications' obligations. This loan is non-interest bearing and unsecured.

      On December 13, 2001, Advanced Communications entered into a 90-day $325,000 Promissory Note (the "Note") with Cornell Capital Partners, LP. The Note had an interest rate of 12% and was secured by a Guaranty and Pledge Agreement executed by Mr. Danson, Mr. Lichtman and Mr. Prouty. Advanced Communications realized $269,000 of net proceeds after financing costs and legal fees. The Note was repaid on January 14, 2002 with proceeds from Advanced Communications' $1 million Convertible Debenture.

      On September 30, 1999, Advanced Communications entered into secured convertible debentures purchase agreement with two companies, which were stockholders of Advanced Communications, whereby Advanced Communications sold $500,000 of 12% Secured Convertible Debentures due April 1, 2000, which were convertible into shares of Advanced Communications' Common Stock. In addition, on September 30, 1999, Advanced Communications issued another convertible debenture to an unrelated party in the amount of $150,000. The debentures were convertible, at the holder's option, into shares of common stock in whole or in part at any time after the original issue date. The number of shares of common stock issuable upon a conversion was to be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued interest, by the conversion price. The conversion price in effect on any conversion date is 50% of the average of the bid price during the twenty trading days immediately preceding the applicable conversion date.

      The convertible debentures contained a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $650,000, was recorded as an interest expense and a component of equity on the issuance date during the fiscal year ended June 30, 2000.

      During December 2000, holders of $412,800 of convertible debentures elected to convert their notes into 1,803,545 of Advanced Communications' restricted common stock. Advanced Communications further reduced these bonds payable by offsetting a related bond receivable in the amount of $36,450.

      As of December 31, 2001 and June 30, 2001, $200,750 of Secured Convertible Debentures are still outstanding. Advanced Communications is in default based on the April 1, 2000 due date and Advanced Communications is currently in litigation with these bondholders.

      The following information is provided for our Australian affiliate at December 31, 2001 and 2000 and has been translated to U.S. dollars using the average exchange for the three-month period:

                                       DECEMBER 31, 2001      DECEMBER 31, 2000
                                       -----------------      -----------------

       Average exchange rate for the   $          .51393      $        0.55820
       period
       Revenue from operations         $         639,882      $          6,851
       Gross profit                    $         639,882      $          6,851
       Net loss from operations        $      (3,163,694)     $     (1,195,132)
       Net loss for the quarter        $        (327,193)     $       (610,687)


      During the year ended June 30, 2001, we reduced the carrying value of its investment in the Australian affiliate to $2,000,000 based on management evaluation of our Australian affiliate. This adjustment was necessitated by FASB 121 ("Accounting for Impairment of Long Lived Assets") and APB 18 ("The Equity Method of Accounting for Investments in Common Stock"). Such pronouncements require the annual evaluation of long lived assets for impairment.

      The components of the investment in our Australian affiliate at December 31, 2001 are as follows:

                                    INVESTMENT      GOODWILL         TOTAL
                                  ------------   -------------   --------------

At acquisition                     $ 3,657,472    $ 15,692,528   $   19,350,000
Cumulative Investment loss         (3,657,472)              --      (3,657,472)
Amortization of goodwill                    --      (1,554,206)     (1,554,206)
Impairment of goodwill                      --     (12,399,864)    (12,399,864)
Balance at June 30, 2001                           $ 2,000,000   $   2,000,000
                                  ------------   -------------   --------------
Cumulative   amortization
  of goodwill through 12/31/01                        (200,000)       (200,000)
                                  ------------   --------------  ---------------

Balance at December 31, 2001       $        --    $  1,800,000    $  1,800,000

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      Our common stock is currently traded on the National Association of Securities Dealers Automated Quotation System Over-the-Counter Bulletin Board under the symbol "ADVC". As of February 15, 2002, there were 102,530,897 common shares outstanding and approximately 367 holders of record.

      The following table sets forth, for the fiscal periods indicated, the bid price range of our common stock:

                                            HIGH BID           LOW BID
                                       -----------------  -----------------

       FISCAL 2000
       Quarter Ended March 31, 2000           $6.03             $2.21
       Quarter Ended June 30, 2000             2.46              1.06

       FISCAL 2001
       Quarter Ended September 29, 2000       $1.21             $0.56
       Quarter Ended December 29, 2000         0.98              0.40
       Quarter Ended March 30, 2001            1.02              0.48
       Quarter Ended June 29, 2001             0.62              0.31

       FISCAL 2002
       Quarter Ended September 28, 2001       $0.38             $0.25
       Quarter Ended December 31, 2001         0.35              0.17


      Such market quotations reflect the high bid and low prices as reflected by the OTCBB or by prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions.

      We did not pay any dividends during fiscal 2001and have never paid any dividends on our capital stock. We currently expect that we will retain future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any decision on the future payment of dividends will depend on our earnings and financial position at that time and such other factors as the Board of Directors deems relevant.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

      The authorized capital stock of Advanced Communications consists of 200,000,000 shares of common stock, no par value per share, and 25,000,000 shares of preferred stock. As of February 15, 2002, we had 102,530,897 shares of our common stock outstanding. In addition, there are outstanding debentures convertible into 10,000,000 shares of common stock (at an assumed conversion price of $0.10 per share) and warrants to purchase up to 6,440,900 shares of common stock. The following description is a summary of the capital stock of Advanced Communications and contains the material terms of the capital stock. Additional information can be found in Advanced Communications' Articles of Incorporation and Bylaws.

      COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of Advanced Communications Technologies, Inc., stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

      PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by the Florida Statutes, or the rules of any quotation system or national securities exchange on which stock of our company may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. Advanced Communications has no present plans to issue any shares of preferred stock.

      CONVERTIBLE DEBENTURES. We have outstanding convertible debentures with an original principal balance of $1,000,000. These debentures are convertible into shares of common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or $0.40, whichever is higher, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. If such conversion had taken place at $0.11 (i.e., 80% of the recent price of $0.14), then the holders of the convertible debentures would have received 9,090,909 shares of common stock. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to January 2004.

      OPTIONS.  Advanced Communications has no outstanding options.

      WARRANTS. Advanced Communications has outstanding warrants to purchase up to 6,440,900 shares of common stock. All of the warrants have a $0.30 exercise price.

TRANSFER AGENT

      Advanced Communications' transfer agent is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219. Its telephone number is (718) 921-8200.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Advanced Communications that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Advanced Communications' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our company's management.

                                     EXPERTS

      The financial statements for the year ended June 30, 2001 included in the Prospectus have been audited by Weinberg & Company, P.A., independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Advanced Communications' ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

         Consolidated Balance Sheets as of December 31, 2001 and June 30, 2001 (Audited)

         Consolidated Statement of Operations for the three and six months ended December 31, 2001 and December 31, 2000

         Consolidated Statement of Changes in Stockholders' Deficiency for the three and six months ended December 31, 2001

         Consolidated Statement of Cash Flows for the six months ended December 31, 2001 and December 31, 2000

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEET

                                                      December 31, 2001       June 30, 2001
                                                         (Unaudited)            (Audited)
                                                         -----------            ---------
ASSETS:

     Cash                                               $   116,061          $     6,816
     Prepaid expenses                                        10,634               10,000
                                                        -----------          -----------
TOTAL CURRENT ASSETS                                        126,695               16,816
                                                        -----------          -----------
PROPERTY & EQUIPMENT - NET                                   17,599               19,599
                                                        -----------          -----------
OTHER ASSETS
     Goodwill, less accumulated
       amortization of $200,000                           1,800,000            2,000,000
     Deposits                                                13,225                5,525
                                                        -----------          -----------
TOTAL OTHER ASSETS                                        1,813,225            2,005,525
                                                        -----------          -----------
TOTAL ASSETS                                            $ 1,957,519          $ 2,041,940
                                                        ===========          ============
LIABILITIES AND STOCKHOLDERS'
  DEFICIENCY:

LIABILITIES

   CURRENT LIABILITIES
     Accounts payable and accrued expenses              $   847,737          $   844,205
     Accrued compensation                                   566,550              479,050
     Note Payable-Grassland                                      --              118,530
     Loan Payable to shareholder                            992,736              796,000
     Convertible debentures                                 200,750              200,750
     Short-term loan payable                                325,000                   --
     Other advances                                          63,000                   --
     Interest payable                                         1,000                   --
                                                        -----------          -----------
TOTAL CURRENT LIABILITIES                                 2,996,773            2,438,535
LONG-TERM LIABILITIES
     Notes Payable-affiliate                              1,791,166            2,173,167
                                                        -----------          -----------
TOTAL LIABILITIES                                       $ 4,787,939          $ 4,611,702
                                                        -----------          -----------

STOCKHOLDERS' DEFICIENCY
     Common stock, no par value, 200,000,000
       and 100,000,000 shares authorized,
       respectively, 98,250,897 and 94,489,916
       shares issued and outstanding, respectively       23,793,753           22,696,193
     Common stock to be issued, 0 and 833,333
       shares, respectively                                      --              250,000
     Accumulated deficit                                (26,624,173)         (25,515,955)
                                                        ------------         ------------
TOTAL STOCKHOLDERS' DEFICIENCY                          $(2,830,420)         $(2,569,762)
                                                        ------------         ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  DEFICIENCY                                            $ 1,957,519          $ 2,041,940
                                                        ============         ============

         The accompanying notes are an integral part of these financial statements

                              ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENT OF OPERATIONS
                                                    (UNAUDITED)

                                                        FOR THE THREE MONTHS                  FOR THE SIX MONTHS
                                                                ENDED                                ENDED
                                                 ---------------------------------- ----------------------------------
                                                   DECEMBER 31,      DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                       2001              2000             2001              2000
                                                 ----------------  ---------------- ---------------  -----------------
TELEPHONE NETWORK REVENUE                        $             -   $      13,261    $           -    $        50,000
COST OF REVENUES                                               -         (12,528)               -            (57,310)
                                                 ----------------  ---------------- ---------------  -----------------
GROSS PROFIT (LOSS)                                            -             733                -             (7,310)
                                                 ----------------  ---------------- ---------------  -----------------

OPERATING EXPENSES
  Consulting fees                                        124,453         153,000          224,453            306,125
  Depreciation and amortization                          101,000         262,543          202,000            525,085
  Professional fees                                      210,061         176,279          340,809            175,981
  Other selling, general and
  administrative expenses                                185,446         190,425          275,750            305,466
  Stock-based compensation                                30,000         133,000           60,000            146,120
                                                 ----------------  ---------------- ---------------  -----------------

TOTAL OPERATING EXPENSES                                 650,960         915,247        1,103,012          1,458,777
                                                 ----------------  ---------------- ---------------  -----------------

LOSS FROM OPERATIONS                                    (650,960)       (914,514)      (1,103,012)        (1,466,087)
                                                 ----------------  ---------------- ---------------  -----------------

OTHER INCOME/(EXPENSE)
  Interest expense                                        (1,000)              -           (5,206)                 -
  Loss from investment in affiliate                            -        (115,153)               -           (237,290)
  Other income                                                 -               -                -                  -
                                                 ----------------  ---------------- ---------------  -----------------

TOTAL OTHER INCOME/(EXPENSE)                              (1,000)       (115,153)          (5,206)          (237,290)
                                                 ----------------  ---------------- ---------------  -----------------

LOSS BEFORE EXTRAORDINARY GAINS                  $      (651,960)  $  (1,029,667)   $  (1,108,218)   $    (1,703,377)

EXTRAORDINARY GAINS
  Gains on extinguishment of debt                              -          23,000                -             23,000
                                                 ----------------  ---------------- ---------------  -----------------

NET (LOSS)                                       $      (651,960)  $  (1,006,667)   $  (1,108,218)   $    (1,680,377)

OTHER COMPREHENSIVE (LOSS), NET OF TAX
  Unrealized (loss) on marketable securities                   -          (4,290)               -             (4,875)
                                                 ----------------  ---------------- ---------------  -----------------

COMPREHENSIVE (LOSS)                             $      (651,960)  $  (1,010,957)   $  (1,108,218)   $    (1,685,252)
                                                 ================  ================ ===============  =================

Net (loss) per share-basic and diluted           $         (0.01)  $       (0.01)   $       (0.01)   $         (0.01)
                                                 ================  ================ ===============  =================

Weighted average number of shares outstanding
  during the period-basic and diluted                 98,157,087      87,719,218       96,898,056         84,753,575
                                                 ================  ================ ===============  =================

                       The accompanying notes are an integral part of these financial statements

                                    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                          FOR THE PERIOD JULY 1, 2000 TO DECEMBER 31, 2001



                                          COMMON STOCK            ACCUMULATED       COMMON STOCK
                                                                                    TO BE ISSUED          COMMON
                                                                                 -------------------      STOCK
                                      SHARES         AMOUNT       DEFICIT        SHARES       AMOUNT     ADVANCES        TOTAL
                                   ------------  ------------- --------------   --------    ---------- ------------- ---------------
BALANCE AT JUNE 30, 2000            82,227,280   $ 16,865,441   $ (5,783,389)         --    $     --  $   375,000    $ 10,707,052

Stock issued for cash                3,060,600        642,726                                                             642,726
Stock warrants issued for cash              --        275,454                                                             275,454
Stock to be issued                                                               (833,334)   250,000                      250,000
Stock issued for offering costs        250,000             --                                                                  --
Stock issued for services            1,051,491        328,870                                                             328,870
Stock issued for extinguishment
   of debt                           6,597,000      4,545,902                                                           4,545,902
Stock issued for  conversion
   of  convertible debt              1,803,545        412,800                                                             412,800

Common stock retired                  (500,000)      (375,000)                                           (375,000)             --
Net (loss) for period                                            (19,732,566)                                         (19,732,566)
                                   ------------ -------------- --------------- ---------- ----------- ------------ ---------------

BALANCE AT JUNE 30, 2001            94,489,916   $ 22,696,193   $(25,515,955)    833,334    $250,000  $        --   $  (2,569,762)
                                   ------------ -------------- --------------- ---------- ----------- ------------ ---------------

Stock issued for services              780,240        244,224                                                             244,224
Stock issued for
   extinguishments of debt           1,190,000        357,001                                                             357,001
Stock issued for cash                1,233,333        260,000                    800,000)   (240,000)                      20,000
Stock warrants issued for cash                        110,000                                                             110,000
Net (loss) for the period                                           (456,258)                                            (456,258)
                                   ------------ -------------- --------------- ---------- ----------- ------------ ---------------


BALANCE AT SEPTEMBER 30, 2001       97,693,489   $ 23,667,418   $(25,972,213)     33,334    $ 10,000  $        --   $  (2,294,795)
                                   ------------ -------------- --------------- ---------- ----------- ------------ ---------------

Stock issued for services              419,681        126,335                    (33,334)    (10,000)                     116,335
Stock issued for offering costs        137,727             --                                                                   0
Net (loss) for the period                                           (651,960)                                            (651,960)
                                   ------------ -------------- --------------- ---------- ----------- ------------ ---------------


BALANCE AT DECEMBER 31, 2001        98,250,897   $ 23,793,753   $(26,624,173)         --    $     --   $       --   $  (2,830,420)
                                   ============ ============== =============== ========== =========== ============ ===============

                     The accompanying notes are an integral part of these financial statements

                 ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                         (UNAUDITED)
                                                             FOR THE SIX MONTHS ENDED
                                                     ------------------- -------------------
                                                         DECEMBER 31,        DECEMBER 31,
                                                             2001                2000
                                                     ------------------- -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)                                            $ (1,108,218)       $  (1,680,377)
Adjustments to reconcile net loss to net
cash used:
  Depreciation and amortization                            202,000              525,085
  Expenses incurred in exchange for common stock           360,559               54,570
  Gain on extinguishment of debt                                 -              (23,000)
  (Loss) on minority interest in affiliate                       -              237,290
Changes in operating assets and liabilities:
(Increase) decrease in assets
  Prepaid expense                                             (634)              46,118
  Other deposits                                            (7,700)              40,000
Increase (decrease) in liabilities:
  Accounts payable                                           3,532              280,376
  Interest payable                                           1,000                    -
  Accrued compensation                                      87,500              142,500
  Other advances                                            63,000                    -
  Deferred revenue                                               -              (50,000)
                                                     ------------------- -------------------
  NET CASH USED IN OPERATING ACTIVITIES                   (398,961)            (427,438)
                                                     ------------------- -------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Loan to affiliated company                                     -              (10,108)
  Purchase of fixed assets                                       -               (8,580)
  Repayment of affiliate note payable                      (25,000)                   -
                                                     ------------------- -------------------
  NET CASH USED IN INVESTING ACTIVITIES                    (25,000)             (18,688)
                                                     ------------------- -------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of note payable                               (118,530)             (41,802)
  Loan proceeds from shareholder                           196,736              431,000
  Proceeds from sale of stock                                    -               41,802
  Proceeds from issuance of common stock
   and warrants, net of offering costs                     130,000                    -
  Proceeds from issuance of short-term note                325,000                    -
                                                     ------------------- -------------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                533,206              431,000
                                                     ------------------- -------------------

Net increase (decrease) in cash                            109,245              (15,126)

Cash and cash equivalents at beginning of period             6,816               30,154
                                                     ------------------- -------------------

CASH AND CASH EQUIVALENTS AT END
  OF PERIOD                                           $    116,061        $      15,028
                                                     =================== ===================

               Supplemental Disclosure of Non-Cash Investing and Financing Activities:

               During the six months ended December 31, 2001, the Company issued 1,190,000 shares of common stock valued at $357,001 in partial repayment of Notes
               Payable held by a related Australian Corporation in which we hold a 20%
               investment.

          The accompanying notes are an integral part of these financial statements

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

         NOTE 1-PRINCIPLES OF CONSOLIDATION AND SIGNIFICANT ACCOUNTING POLICIES

         The accompanying unaudited consolidated financial statements include the results of Advanced Communications Technologies, Inc. ("ACT" or the "Company") and its wholly-owned subsidiaries. The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the quarterly reporting rules of the Securities and Exchange Commission. The financial statements reflect all adjustments of a recurring nature that are, in the opinion of management, necessary for the fair presentation of the financial statements.

         Operating results for the three and six months ended December 31, 2001 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2002. The interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended June 30, 2001 included in the Company's Form 10-KSB as filed with the Securities and Exchange Commission.

         (A) ORGANIZATION

         The Company was formed on April 30, 1998 and was inactive from its date of formation until April 1999 when it acquired all of the issued and outstanding stock of Media Forum International, Inc. ("MFI") in a reverse merger. The merger was treated as an acquisition of all of the assets of MFI and as a recapitalization of the Company. In July 1999, the Company formed Advanced Global Communications, Inc. ("AGC") as a wholly owned subsidiary to conduct its international telephone network distribution business. On January 31, 2000, the Company acquired all of the then issued and outstanding shares of SmartInvestment.com, Inc. ("Smart") an inactive reporting company, for 200,000 shares of restricted common stock. The Company elected successor issuer status to become a fully reporting company. The Company treated the purchase as a recapitalization, and has not recorded any goodwill associated with the acquisition. On April 5, 2000, the Company acquired a 20% equity ownership interest in Advanced Communications Technology (Australia) Pty Ltd ("ACT-AU"), an affiliated entity. The Company accounts for its investment in ACT-AU under the equity method of accounting. In July 2000, the Company formed Australon USA, Inc. ("Australon"), a Delaware corporation owned 50% by the Company and 50% by Australon Enterprises Pty., Ltd., a publicly traded company listed on the Australian Stock Exchange and a 66% owned subsidiary of ACT-AU. In November 2000, the Company formed Advanced Network Technologies (USA), Inc. ("ANT"), a Delaware corporation owned 70% by the Company and 30% by ACT-AU. Both Australon and ANT are inactive. The Company will account for the future results of operations of Australon on an equity basis and ANT on a consolidated basis.

         The Company is a holding company, whose primary activity is the investment in companies involved in the wireless telecom industry. The Company expects to generate revenue from marketing and distribution of their wireless communication network products through licensing agreements with network providers.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        (B) PRINCIPLES OF CONSOLIDATION

        The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries AGC, Australon and ANT (all presently inactive). All significant intercompany transactions and balances have been eliminated in consolidation.

        (C) USE OF ESTIMATES

        In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

        (D) FAIR VALUE OF FINANCIAL INSTRUMENTS

        The  carrying  amounts  of  the  Company's  accounts  payable,   accrued
        liabilities, and loans payable approximates fair value due to the relatively short period to maturity for these instruments.

        (E) MARKETABLE SECURITIES

        Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. Available-for-sale securities are carried at fair value, with unrealized losses, reported as a separate component of stockholders' equity.

        Declines in the fair value of individual available for sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

        (F) PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost and depreciated, using accelerated methods, over the estimated useful lives of 5 years.

        (G) LONG-LIVED ASSETS

        The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable.

        (H) INCOME TAXES

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        There was no current income tax expense for the three and six months ended December 31, 2001 and 2000 due to net operating losses in both periods. Any deferred tax asset arising from the future benefit of the Company's net operating loss carryforward has been fully reserved.

        (I) COMPREHENSIVE INCOME

        The Company accounts for Comprehensive Income (Loss) under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (Statement No. 130"). Statement No. 130 establishes standards for reporting and display of comprehensive income and its components.

        (J) REVENUE RECOGNITION

        Revenue was generally recognized at the time telephone service minutes were used and based on the volume of call service provided to customers and processed by the Company's contractual service providers.

        (K) CONCENTRATION OF CREDIT RISK

        The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

        (L) LOSS PER SHARE

        Net loss per common share is computed based upon the weighted average common shares outstanding.

        (M) NEW ACCOUNTING PRONOUNCEMENTS

        The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

        Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

        SFAS No. 142 is effective for years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

        Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for years beginning after June 15, 2002, with earlier application encouraged.

        The future adoption of these pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

        NOTE 2.          INVESTMENT IN AFFILIATE

        In April 2000, the Company acquired 20% of the common stock of ACT-AU, an affiliate. The purchase price of the investment amounted to $19,350,000, and was comprised of a note payable for $7,500,000 (See
        Note 1(d) and Note 6(B)) and the issuance of 5,000,000 shares of restricted common stock valued at $11,850,000. The shares issued were valued at the average quoted trading price during the acquisition period. The fair value of the investment at the acquisition date was determined to be $3,657,472. The excess of the purchase price over the fair value of the investment in the amount of $15,692,528 was accounted for as Goodwill.

        The Company's 20% interest in ACT-AU was accounted for using the equity method of accounting and was stated at the amortized cost of Goodwill and the equity in undistributed earnings since acquisition. The equity in earnings of ACT-AU was adjusted for the amortization of the Goodwill, as discussed above. Amortization was computed on a straight-line basis over fifteen years until June 30, 2001 when the Company re-assessed the life of the Goodwill to be 5 years. The amortization of Goodwill charged to income for the six months ended December 31, 2001 and December 31, 2000 was $200,000 and $523,085, respectively.
        .
        The following information is provided for ACT-AU at December 31, 2001 and 2000 and have been translated to US dollars using the average exchange rate for the six month period:

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                                  December 31, 2001        December 31, 2000
                                                  ------------------       -------------------
        Average exchange rate for the period   $            .51393     $              .55820

        Revenue from operations                $           639,882     $               6,851
        Gross profit                           $           639,882     $               6,851
        Net loss from operations               $       (3,163,694)     $         (1,195,132)
        Net loss for the period                $       (3,163,694)     $         (1,195,132)

        During the year ended June 30, 2001, the Company reduced the carrying value of its investment in ACT-AU to $2,000,000 based on management evaluation of ACT-AU. This adjustment was necessitated by FASB 121 ("Accounting for Impairment of Long Lived Assets") and APB 18 ("The Equity Method of Accounting for Investments in Common Stock"). Such pronouncements require the annual evaluation of long lived assets for impairment.

        The components of the investment in ACT-AU at December 31, 2001 are as follows:

                                             Investment             Goodwill                  Total
                                          -----------------     ------------------     --------------------
        At acquisition                 $        3,657,472    $        15,692,528    $          19,350,000

        Cumulative Investment loss             (3,657,472)                    --               (3,657,472)
        Amortization of goodwill                      --              (1,292,664)              (1,292,664)
        Impairment of goodwill                        --             (12,399,864)             (12,399,864)
                                          -----------------     ------------------     --------------------

        Balance at June 30, 2001       $              --     $         2,000,000    $           2,000,000
        Cumulative amortization of
          goodwill through 12/31/01                                     (200,000)                (200,000)
                                          -----------------     ------------------     --------------------
        Balance at December 31, 2001   $                     $         1,800,000   $            1,800,000
                                          =================     ==================     ====================

        NOTE 3.   REALIZED LOSS ON DECLINE IN MARKETABLE SECURITIES

        The Company's marketable securities were comprised of equity securities, all classified as available-for-sale, which were carried at their fair value based upon the quoted market prices of those investments at June 30, 2001 and 2000. Declines in the fair value that are other than temporary result in write-downs of the securities and included in earnings as realized losses. The Company determined there was a permanent decline in the fair value of these securities and at June 30, 2001 the Company wrote down these securities to their fair value of $0. This resulted in $6,825 being recognized in the statements of operations as a realized loss on decline in marketable securities for the year ended June 30, 2001.

       NOTE 4.          PROPERTY AND EQUIPMENT

        Computer and office equipment                  $              31,234
        Less:  Accumulated depreciation                              (13,635)
                                                          --------------------
             Property and equipment - net              $              17,599
                                                          ====================

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        Depreciation expense for the six months ended December 31, 2001 was $2,000.

        NOTE 5.   ACCRUED COMPENSATION

        The Company had an oral agreement with an individual to serve as the Chief Executive Officer of the Company. The individual agreed to defer payment of the amounts owed him pursuant to the agreement due to the Company's lack of funds. The Company owed the individual $479,050 at June 30, 2001. On November 30, 2001, the individual ceased to be the Company's Chief Executive Officer. For the three months ended December 31, 2001 an additional two months of compensation or $35,000 was accrued resulting in a balance due the individual of $566,550.

        The Company's Compensation Committee is currently examining the nature of the past services provided by the former Chief Executive Officer and whether a portion of such services are more properly allocable to the Company's Australian affiliate.

        NOTE 6.   NOTES AND LOAN PAYABLE

        (A) NOTE PAYABLE-GRASSLAND

        MFI was obligated to pay $150,000 to a company (the "Payee") pursuant to a convertible promissory note. During December 1997, MFI issued 75,000 of its common shares to settle the amounts due to the Payee. However, a dispute arose as to whether the Payee authorized the issuance of the shares. The Payee filed a suit during December 1997 to enforce the convertible promissory note. Total interest payable was $84,507 as of June 30, 2000 resulting in the total principal and accrued interest payable at June 30, 2000 of $234,507. In June 2000, the parties agreed to settle the matter for a payment of $200,000. This resulted in a gain on extinguishment of debt in the amount of $34,507. The Company made a payment of $50,000 by June 30, 2000. The $150,000 remainder was to be paid with proceeds from the 75,000 shares of stock and any remaining balance to be paid by the Company. The revised obligation was to be paid by August 14, 2000. The Company defaulted on this revised payment obligation and a judgment against the Company was entered. In October 2000, the Company sold the 75,000 shares of stock realizing $41,802 which it remitted in partial repayment of its outstanding debt. As of June 30, 2001, the Company's remaining balance and accrued interest on this obligation was $118,530. An additional $4,206 of interest was accrued on this note and on October 19, 2001 the Company paid the obligation in full. On October 24, 2001 the Company received notice from the court that its judgment has been satisfied.

        (B) NOTE PAYABLE TO AFFILIATE

        The Company had a non-interest bearing note payable to an affiliate of $7,500,000 as of April 5, 2000 (See Note 2). The following schedule represents payments on such debt by issuance of restricted common stock to either the affiliate or creditors of the affiliate. Such transactions were recorded at the market price of the stock at date of issuance.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                      Shares of Common
                 Date                    Stock Issued             Value
        ------------------------       -----------------      ---------------

        September 2000                       5,000,000            3,500,000
        October 2000            (1)            460,000              460,000
        June 2001                            1,137,000              567,100
        September 2001                       1,190,000              357,001
                                       -----------------      ---------------
                                             7,787,000            4,884,101
                                       -----------------      ---------------

        (1) This transaction resulted in a gain on extinguishment of debt of $23,000.

        During the year ended June 30, 2001 the Company repaid an aggregate of $247,608 of the obligation in cash. During the three month period ended September 2001, the Company repaid $25,000 of the obligation in cash. No payments on the note were made during the three months ended December 31, 2001.

        Pursuant to the terms of the April 5, 2000 Stock Purchase Agreement between the Company and ACT-AU, the Company has elected to reduce its outstanding loan balance by $552,125 for funds previously advanced to ACT-AU.

        As of December 31, 2001, the balance of the Company's obligation to ACT-AU was $1,791,166. The Company is currently in litigation with ACT-AU regarding the timing for the repayment of the Company's obligation (See Note 11).

        (C) LOAN PAYABLE TO SHAREHOLDER

        As of December 31, 2001, the Company owed a principal shareholder $992,736 for funds advanced to the Company to provide working capital and for the repayment of certain of the Company's obligations. This loan is non-interest bearing and unsecured.

        (D) SHORT TERM LOAN PAYABLE

        On December 13, 2001 the Company entered into a 90 day $325,000 Promissory Note (the "Note") with Cornell Capital Partners, LP. The Note bears interest at 12% and is secured by a Guaranty and Pledge Agreement executed by Messrs. Danson, Lichtman and Prouty. The Company realized $269,000 of net proceeds after financing costs and legal fees. The Note was repaid on January 14, 2002 with proceeds from the Company's $1 million Convertible Debenture (See Note 11).

        NOTE 7.         CONVERTIBLE DEBENTURES

        On September 30, 1999, the Company entered into secured convertible debentures purchase agreement with two companies, which were stockholders of the Company, whereby the Company sold $500,000 of 12% Secured Convertible Debentures due April 1, 2000, which were convertible into shares of the Company's Common Stock. In addition, on September 30, 1999, the Company issued another convertible debenture to an unrelated party in the amount of $150,000. The debentures were convertible, at the holder's option, into shares of common stock in whole or in part at any

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        time after the original issue date. The number of shares of common stock issuable upon a conversion was to be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued interest, by the conversion price. The conversion price in effect on any conversion date is 50% of the average of the bid price during the twenty trading days immediately preceding the applicable conversion date.

        The convertible debentures contained a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $650,000, was recorded as an interest expense and a component of equity on the issuance date during the fiscal year ended June 30, 2000.

        During December, 2000, holders of $412,800 of convertible debentures elected to convert their notes into 1,803,545 of the Company's restricted common stock. The Company further reduced these bonds payable by offsetting a related bond receivable in the amount of $36,450.

        As of December 31, 2001 and June 30, 2001, $200,750 of Secured Convertible Debentures are still outstanding. The Company is in default based on the April 1, 2000 due date and the Company is currently in litigation with these bondholders.

        NOTE 8. STOCKHOLDERS' EQUITY (DEFICIENCY)

        (A) PRIVATE PLACEMENT

        During the period of December 2000 to August 2001, pursuant to a private placement under Regulation D, Rule 506, the Company issued 3,060,600 shares of common stock and 3,060,000 warrants at $.30 per share. The Company received $1,168,180 from investors, which included $250,000 for stock not yet issued as of June 30, 2001 and $275,454 for warrants.

        The Company issued 250,000 shares of common stock, valued at $75,000, in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs to the offering.

        The fair market value of the warrants, aggregating $275,454 and $110,000 at June 30, 2001 and September 30, 2001, respectively, was estimated on the grant date using the Black-Scholes option pricing model as required under FASB 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 49.84%, risk-free interest rate 4.22%, expected option life 2 years. At December 31, 2001, no warrants have been exercised.

        During the three months ended September 30, 2001, the Company received the balance of the offering proceeds and issued an additional 1,233,333 shares of its restricted common stock and associated warrants.

        During the three months ended December 31, 2001, the Company issued 137,727 shares of common stock, valued at $41,318 in payment of offering costs incurred. The value assigned to this stock was based on the

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs to the offering.


        (B) STOCK ISSUED FOR SERVICES

        During the year ended June 30, 2001, the Company issued 1,051,491 shares of common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $328,870.

        During the three months ended September 30, 2001, the Company issued 780,240 shares of restricted common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $244,224.

        During the three months ended  December  31,  2001,  the Company  issued
        419,681 shares of restricted common stock for prior professional services rendered. The stock was valued based on the quoted trading price on the grant dates, which aggregated $116,335.

        (C) STOCK ISSUED FOR EXTINGUISHMENT OF DEBT

        During the six months ended December 31, 2001, the Company issued 1,190,000 shares of restricted common stock for the extinguishment of debt. The stock was valued based on the quoted trading price on the grant dates, which aggregated $370,001 (See Notes 6(A) and 6(B)).

        NOTE 9. RELATED PARTIES

        (A) GLOBAL COMMUNICATIONS TECHNOLOGY CONSULTANTS, INC.

        Global Communications Technology Consultants,  Inc., a related party, is
        wholly  owned  by  the   individual   who  owns  Global   Communications
        Technologies Ltd., a principal stockholder of the Company.

        (B) ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY. LTD.

        Advanced Communications Technology (Australia) Pty. Ltd., an Australian company, is 70% owned by entities beneficially controlled by a principal stockholder.

        (C) LEGAL COUNSEL

        Certain of the Company's legal counsel are stockholders and directors of the Company.

        NOTE 10.  GOING CONCERN

        The Company's consolidated financial statements for the six months ended December 31, 2001, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $(1,108,218) for the six months ended December 31, 2001, a working capital deficiency of $2,870,078 and a stockholders' deficiency of $2,830,420.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. Management anticipates that the issuance of securities will generate sufficient resources to assure continuation of the Company's operations (See Notes 8A and 11).

        The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        NOTE 11.  SUBSEQUENT EVENTS

        On January 10, 2002, the Company executed various financing agreements with Cornell Capital Partners, LP ("Cornell"), a New Jersey-based investment fund, whereby Cornell will purchase from the Company $1 million two year Convertible Debentures and provide a $30 million structured equity facility. Subsequent to January 10, 2002, the Company closed on the $1 million Convertible Debenture financing and received $564,000 net of financing and closing costs and the repayment of the $325,000 90 day note. The Company anticipates filing an S-1 Registration Statement in February 2002 in connection with the $30 million structure equity facility. Under the terms of the $30 million structured equity facility, the Company has the right to require Cornell to make monthly purchases of up to $2 million of the Company's stock on a discounted basis. The Company issued 2,960,000 shares of common stock with a market value of $740,000 as a commitment fee as part of this transaction.

        On January 15, 2002, the Company moved its corporate headquarters from Irvine to El Segundo, California. The terms of the Company's new lease are significantly more favorable than the terms of the Irvine lease. The lease has a three-year term commencing on January 1, 2002.

        On January 22, 2002, the Company's directors, excluding Messrs. May and Roberts, pursuant to a January 4, 2002 Board of Directors Meeting, were each issued 200,000 shares for a total of 1,000,000 shares of the Company's restricted common stock for services rendered to the Company as directors for the 2001 and 2002 fiscal years.

        On January 23, 2002, the Company filed suit against Advanced Communications Technologies (Australia) Pty Ltd. ("ACT-AU") and Roger May in the Supreme Court at Melbourne, Victoria, Australia and received a temporary injunction against ACT-AU and Mr. May from transferring, assigning, mortgaging or disposing of the Company's 20% stock interest in ACT-AU. The Company's claim is scheduled for a full hearing on February 11, 2002, where it is seeking, among other things, a permanent injunction against ACT-AU and Mr. May and the delivery of stock certificates evidencing its 20% ownership in ACT-AU.

        On January 28, 2002, the Company issued 2,960,000 shares of its restricted common stock to Cornell Capital Partners, LP as a commitment fee for the $30 million structured equity line facility.

                             ADVANCED COMMUNICATIONS
                       TECHNOLOGIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES



                                    CONTENTS


PAGE      1    INDEPENDENT AUDITORS' REPORT

PAGE      2    CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2001

PAGE      3    CONSOLIDATED  STATEMENTS OF OPERATIONS FOR THE YEARS ENDED JUNE
               30, 2001 AND 2000

PAGE      4    CONSOLIDATED  STATEMENTS  OF CHANGES IN  STOCKHOLDERS'  EQUITY
               (DEFICIENCY) FOR THE YEARS ENDED JUNE 30, 2001 AND 2000

PAGE    5 - 6  CONSOLIDATED  STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
               JUNE 30, 2001 AND 2000

PAGES  7 - 19  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
   Advanced Communications Technologies, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Advanced Communications Technologies, Inc., and Subsidiaries as of June 30, 2001 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years ended June 30, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Advanced Communications Technologies, Inc. and Subsidiaries as of June 30, 2001, and the results of their operations and their cash flows for the years ended June 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company's significant net loss of $19,732,566 for the year ended June 30, 2001, a working capital deficiency of $2,421,719, and a stockholders' deficiency of $2,569,792, raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 14. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG & COMPANY, P.A.


Boca Raton, Florida
October 19, 2001

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2001


ASSETS

CURRENT ASSETS
 Cash                                                    $            6,816
 Prepaid expenses                                                    10,000
                                                            -----------------
      Total Current Assets                                           16,816

PROPERTY AND EQUIPMENT - NET                                         19,599

OTHER ASSETS                                                      2,005,525
                                                            -----------------

TOTAL ASSETS                                             $        2,041,940
                                                            =================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

 CURRENT LIABILITIES
  Accounts payable                                       $          844,205
  Accrued compensation                                              479,050
  Note payable                                                      118,530
  Loan payable to shareholder                                       796,000
  Convertible debentures                                            200,750
                                                            -----------------
      Total Current Liabilities                                   2,438,535

LONG-TERM LIABILITIES
 Note payable to affiliate                                        2,173,167
                                                            -----------------

TOTAL LIABILITIES                                                 4,611,702
                                                            -----------------

STOCKHOLDERS' DEFICIENCY
 Common stock, no par value, 100,000,000
    shares authorized, 94,489,916 shares
    issued and outstanding                                       22,696,193
 Common stock to be issued, 833,333 shares                          250,000
 Accumulated deficit                                            (25,515,955)
                                                            -----------------
      Total Stockholders' Deficiency                             (2,569,762)
                                                            -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY           $        2,041,940
                                                            =================

          See accompanying notes to consolidated financial statements.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE YEARS ENDED JUNE 30 2001 AND 2000

                                                        2001                    2000
                                                 -------------------      ------------------
REVENUES                                      $             50,000     $              -

COST OF REVENUES                                           (57,310)                   -
                                                 -------------------      ------------------
GROSS PROFIT (LOSS)                                         (7,310)                   -
                                                 -------------------      ------------------
OPERATING EXPENSES
 Consulting fees                                           567,625                 563,543
 Depreciation and amortization                           1,051,169                 250,495
 Professional fees                                       1,214,739               3,409,038
 Other selling, general,
    administrative expenses                                501,048                 412,110
                                                 -------------------      ------------------
      Total Operating Expenses                           3,334,581               4,635,186
                                                 -------------------      ------------------
LOSS FROM OPERATIONS                                    (3,341,891)             (4,635,186)
                                                 -------------------      ------------------
OTHER INCOME (EXPENSE)
 Interest income (expense)                                 (10,332)               (739,040)
 Loss from investment                                   (3,571,654)                (85,818)
 Loss from impairment of goodwill                      (12,399,864)                   -
 Loss on investment acquisition deposit                   (425,000)                   -
 Realized loss on decline in marketable
      securities                                            (6,825)               (119,925)
 Other income                                                 -                    192,474
                                                 -------------------      ------------------
      Total Other Income (Expense)                     (16,413,675)               (752,309)
                                                 -------------------      ------------------

LOSS BEFORE EXTRAORDINARY GAIN                         (19,755,566)             (5,387,495)

EXTRAORDINARY GAIN
 Gains on extinguishment of debt                            23,000                 277,068
                                                 -------------------      ------------------
NET LOSS                                      $        (19,732,566)    $        (5,110,427)
                                                 ===================      ==================

Net loss per share - basic and diluted        $              (0.22)    $             (0.07)
                                                 ===================      ==================

Weighted average number of shares
     outstanding during the period - basic
     and diluted                                         87,976,428              76,750,291
                                                 ===================      ==================

               See accompanying notes to consolidated  financial statements.

                             ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                                    FOR THE YEARS ENDED TO JUNE 30, 2001 AND 2000

                                                  Common Stock           Common Stock to be Issued     Accumulated
                                              Shares         Amount        Shares         Amount         Deficit
                                          -------------   ------------   ------------ -------------  --------------
Balance, June 30, 1999                     73,312,280   $    416,183            -   $         -       $  (672,962)

Stock issued for services                   2,585,000      3,384,358            -             -                 -
Stock issued for office furniture              30,000          9,900            -             -                 -
Stock issued for extinguishment of debt       600,000        180,000            -             -                 -
Stock issued for acquisitions               5,700,000     12,225,000            -             -                 -
Change in unrealized loss on securities
 available for sale                                 -              -            -             -                 -
Interest on beneficial conversion of
 debentures                                         -        650,000            -             -                 -
Common stock advances                               -              -            -             -                 -
Net loss for the year ended June 30, 2000           -              -                                   (5,110,427)
                                          -------------   ------------     ----------- ------------- --------------
Balance, June 30, 2000                     82,227,280     16,865,441            -             -        (5,783,389)

Stock issued for cash                       3,060,600        642,726            -             -                 -
Stock warrants issued for cash                      -        275,454            -             -                 -
Stock to be issued                                                        833,333       250,000                 -
Stock issued for offering costs               250,000           -               -             -                 -
Stock issued for services                   1,051,491        328,870            -             -                 -
Stock issued for extinguishment of debt     6,597,000      4,545,902            -             -                 -
Stock issued for conversion of
 convertible debentures                     1,803,545        412,800            -             -                 -
Stock retired                                (500,000)      (375,000)           -             -                 -
Net loss for the year ended June 30, 2001           -              -            -             -       (19,732,566)
                                          -------------   ------------     ----------- ------------- --------------
BALANCE, JUNE 30, 2001                     94,489,916   $ 22,696,193      833,333   $   250,000      $(25,515,955)
                                          =============   ============     =========== ============= ==============

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                          FOR THE YEARS ENDED TO JUNE 30, 2001 AND 2000
                                           (Continued)

                                               Accumulated
                                                  Other             Common
                                              Comprehensive         Stock
                                                  Loss             Advances           Total
                                             ----------------    -------------    --------------
Balance, June 30, 1999                            (97,500)     $      -         $   (354,279)

Stock issued for services                            -                -            3,384,358
Stock issued for office furniture                    -                -                9,900
Stock issued for extinguishment of debt              -                -              180,000
Stock issued for acquisitions                        -                -           12,225,000
Change in unrealized loss on securities
 available for sale                                97,500             -               97,500
Interest on beneficial conversion of
 debentures                                          -                -              650,000
Common stock advances                                             (375,000)         (375,000)
Net loss for the year ended June 30, 2000            -                -           (5,110,427)
                                           ----------------    -------------    --------------

Balance, June 30, 2000                               -            (375,000)       10,707,052

Stock issued for cash                                -                -              642,726
Stock warrants issued for cash                       -                -              275,454
Stock to be issued                                   -                -              250,000
Stock issued for offering costs                      -                -                 -
Stock issued for services                            -                -              328,870
Stock issued for extinguishment of debt              -                -            4,545,902
Stock issued for conversion of
 convertible debentures                              -                -              412,800
Stock retired                                        -             375,000              -
Net loss for the year ended June 30, 2001            -                -          (19,732,566)
                                           ----------------    -------------    --------------

BALANCE, JUNE 30, 2001                               -         $      -         $ (2,569,762)
                                           ================    =============    ==============

             See accompanying notes to consolidated  financial statements.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED TO JUNE 30, 2001 AND 2000


                                                                                          2001                      2000
                                                                                   -------------------       --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                         $      (19,732,566)       $        (5,110,427)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                            1,051,169                    250,495
  Interest expense - amortization of debt costs                                                 -                        65,000
  Realized loss on decline in marketable securities                                            6,825                    119,925
  Stock issued for services                                                                  328,870                  3,384,358
  Interest for beneficial conversion feature                                                    -                       650,000
  Gain on extinguishment of debt                                                             (23,000)                  (277,068)
  Gain on settlement of note receivable                                                         -                        (8,070)
  Forgiveness of accounts payable                                                               -                      (192,474)
  Loss from investment                                                                     3,571,654                     85,818
  Loss from impairment of goodwill                                                        12,399,864                       -
  Provision for doubtful account                                                                -                       125,000
  Accrued compensation                                                                       247,500                    120,000
 Changes in operating assets and liabilities:
 (Increase) decrease in assets
  Prepaid expense                                                                             36,118                    (46,118)
  Other deposits                                                                              40,000                    (40,000)
  Security deposits                                                                             -                        (5,525)
 Increase (decrease) in liabilities:
  Accounts payable                                                                           633,235                    184,450
  Interest payable                                                                            10,332                    (17,890)
  Other liabilities                                                                             -                      (115,000)
  Deferred revenue                                                                           (50,000)                    50,000
                                                                                   -------------------       --------------------
       Net Cash Used In Operating Activities                                              (1,479,999)                  (777,526)
                                                                                   -------------------       --------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan to affiliated company                                                                 (247,608)                  (242,125)
 Purchase of fixed assets                                                                     (8,411)                    (6,335)
 Other Investments                                                                              -                        33,070
                                                                                   -------------------       --------------------
       Net Cash Used In Investing Activities                                                (256,019)                  (215,390)
                                                                                   -------------------       --------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Loan from affiliate                                                                         544,500                    251,500
 Proceeds from common stock subscriptions                                                       -                       273,500
 Proceeds from issuance of common stock and warrants, net of offering costs                  918,180                       -
 Proceeds from common stock to be issued                                                     250,000                       -
 Proceeds from issuance of convertible debt, net                                                -                       488,050
                                                                                   -------------------       --------------------
       Net Cash Provided By Financing Activities                                           1,712,680                  1,013,050
                                                                                   -------------------       --------------------
Net (DECREASE) increase in cash                                                              (23,338)                    20,134

Cash and cash equivalents at beginning of YEAR                                                30,154                     10,020
                                                                                   -------------------       --------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $              6,816      $              30,154
                                                                                   ===================       ====================

                 See accompanying notes to consolidated  financial statements.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

In April 2000, the Company acquired 20% of the common stock of Advanced Communications Technologies, Pty, an Australian corporation ("ACT_AU"). This resulted in an investment totaling $19,350,000, comprised of a note payable of $7,500,000 and the issuance of 5,000,000 shares of restricted common stock valued at $11,850,000 (See Note 3).

During the year ended June 30, 2000, the Company issued 500,000 shares of common stock, valued at $375,000, related to a rescinded acquisition. As of June 30, 2000, the Company had not received the funds for these shares; therefore, a common stock advance had been recorded in the equity section, in the amount of $375,000, to offset the value of the shares that were issued at year-end.

On January 31, 2000 the Company issued 200,000 shares of common stock to acquire 100% of Smart Investment.com Inc. (See Note 1(A)).

During the year ended June 30, 2000, the Company accrued interest, of $32,110, on a note payable. The terms of the obligation were renegotiated and an interest accrual of $34,507 was incorporated in the gain on extinguishment of debt.

During the year ended June 30, 2001, the Company issued 6,597,000 shares of common stock, valued at $4,545,902, in partial payment of notes payable held by a related Australian corporation, in whom we hold a 20% investment, and a non-related company (See Notes 7(A) and (B))).

During the year ended June 30, 2001, the Company issued 1,803,545 shares of common stock, valued at $412,800, for the conversion of convertible debentures.




          See accompanying notes to consolidated financial statements.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

        (A) ORGANIZATION

        The Company was formed on April 30, 1998 and was inactive from its date of formation until April 1999 when it acquired all of the issued and outstanding stock of Media Forum International, Inc. ("MFI") in a reverse merger. In July 1999, the Company formed Advanced Global Communications, Inc. ("AGC") as a wholly owned subsidiary to conduct its international telephone network distribution business. The merger was treated as an acquisition of all of the assets of MFI and as a recapitalization of the Company. On January 31, 2000, the Company acquired all of the then issued and outstanding shares of SmartInvestment.com, Inc. ("Smart") an inactive reporting company, for 200,000 shares of restricted common stock. The Company elected successor issuer status to become a fully reporting company. The Company treated the purchase as a recapitalization, and has not recorded any goodwill associated with the acquisition. On April 5, 2000, the Company acquired a 20% equity ownership interest in Advanced Communications Technologies Pty Ltd (Australia) ("ACT-AU"), an affiliated entity. The Company accounts for its investment in ACT-AU under the equity method of accounting. In July 2000, the Company formed Australon USA, Inc. ("Australon"), a Delaware corporation owned 50% by the Company and 50% by Australon Enterprises Pty., Ltd., a publicly traded company listed on the Australian Stock Exchange and a 66% owned subsidiary of ACT-AU. In November 2000, the Company formed Advanced Network Technologies (USA), Inc. ("ANT"), a Delaware corporation owned 70% by the Company and 30% by ACT-AU. Both Australon and ANT are inactive. The Company intends to account for the future results of operations of Australon on an equity basis and ANT on a consolidated basis.

        The Company is a holding company, whose primary activity is the investment in companies involved in the wireless telecom industry. The Company expects to generate revenue from marketing and distribution of their wireless communication network products through licensing agreements with network providers.

        (B) PRINCIPLES OF CONSOLIDATION

        The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries AGC and ANT (both inactive). All significant intercompany transactions and balances have been eliminated in consolidation.

        (C) USE OF ESTIMATES

        In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


        (D) FAIR VALUE OF FINANCIAL INSTRUMENTS

        The  carrying  amounts  of  the  Company's  accounts  payable,   accrued
        liabilities, and loans payable approximates fair value due to the relatively short period to maturity for these instruments.

        (E) MARKETABLE SECURITIES

        Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. Available-for-sale securities are carried at fair value, with unrealized losses, reported as a separate component of stockholders' equity.

        Declines in the fair value of individual available for sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

        (F) PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost and depreciated, using accelerated methods, over the estimated useful lives of 5 years.

        (G) LONG-LIVED ASSETS

        The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable.

        (H) INCOME TAXES

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        There was no current income tax expense for the years ended June 30, 2001 and 2000 due to the net losses in both years and any deferred tax asset arising from the future benefit of the Company's net operating loss carryforwards has been fully reserved.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


        (I) COMPREHENSIVE INCOME

        The Company accounts for Comprehensive Income (Loss) under the Financial Accounting Standards Board Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (Statement No. 130"). Statement No. 130 establishes standards for reporting and display of comprehensive income and its components.

        The unrealized gains and losses, net of tax, resulting from the valuation of available-for-sale marketable securities at their fair market value at year end are reported as Other Comprehensive Income
        (Loss) in the Statement of Operations and as Accumulated Other Comprehensive Income (Loss) in Stockholders' Equity and in the Statement of Stockholders' Equity.

        (J) REVENUE RECOGNITION

        Revenue was generally recognized at the time telephone service minutes were used and based on the volume of call service provided to customers and processed by the Company's contractual service providers.

        (K) CONCENTRATION OF CREDIT RISK

        The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

        (L) LOSS PER SHARE

        Net loss per common share is computed based upon the weighted average common shares outstanding.

        (M) NEW ACCOUNTING PRONOUNCEMENTS

        The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

        Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


        acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

        SFAS No. 142 is effective for years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

        Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for years beginning after June 15, 2002, with earlier application encouraged.

        The future adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.


NOTE 2  DUE FROM AFFILIATE

        The Company has advanced funds to ACT-AU that is majority owned by a principal stockholder of the Company and in which it has a 20% investment (See Note 3 and 7(B)). These funds were provided in order to support the related company's operations. The Company has advanced $552,125 through June 30, 2001. These advances have been offset against the Company's Note Payable to ACT-AU (See Note 7(B)).

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


NOTE 3  LOSS FROM INVESTMENT IN AFFILIATE

        In April 2000, the Company acquired 20% of the common stock of ACT-AU, an affiliate (See Note 10(B)). The purchase price of the investment amounted to $19,350,000, and was comprised of a note payable for $7,500,000 (See Note 1(d) and Note 7(B)) and the issuance of 5,000,000 shares of restricted common stock valued at $11,850,000. The shares issued were valued at the average quoted trading price during the acquisition period. The fair value of the investment at the acquisition date was determined to be $3,657,472. The excess of the purchase price over the fair value of the investment in the amount of $15,692,528 was accounted for as Goodwill.

        The Company's 20% interest in ACT-AU WAS accounted for using the equity method of accounting and WAS stated at the amortized cost of Goodwill and the equity in undistributed earnings since acquisition. The equity in earnings of ACT-AU WAS adjusted for the amortization of the Goodwill, as discussed above. Amortization was computed on a straight-line basis over fifteen years. The amortization of Goodwill charged to income for the year ended June 30, 2001 and 2000 was $1,046,169 and $246,495 respectively . The following information is provided for ACT-AU at June 30, 2001 and 2000 and have been translated to US dollars using the average exchange rate for the years ended:

                                               June 30, 2001     June 30, 2000
                                              ---------------   ----------------

        Average exchange rate for the year     $    .53913       $      .62939

        Revenue from operations                $   3,109,395     $       22,282
        Gross profit                           $   3,109,395     $       22,282
        Net loss from operations               $ (18,525,300)    $   (1,708,728)
        Net loss                               $ (18,525,300)    $   (1,708,728)

        During the year ended June 30, 2001, the Company reduced the carrying value of its investment in ACT-AU to $2,000,000 based on management evaluation of ACT-AU. This adjustment was necessitated by FASB 121 ("Accounting for Impairment of Long Lived Assets") and APB 18 ("The Equity Method of Accounting for Investments in Common Stock"). Such pronouncements require the annual evaluation of long lived assets for impairment.

        ACT-AU has a current period operating loss combined with a history of operating losses due to the fact that ACT-AU has been in development stage activities since inception, and has not yet made any sales. ACT-AU projections of estimated future cash flows could not be verified objectively because ACT-AU has not completed scheduled field trials of their system, a requisite before sales could be recognized. Furthermore the completion of the field trials may be curtailed die to working capital requirements.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


        The components of the investment in ACT-AU at June 30, 2001 are as follows:

                                          Investment              Goodwill                  Total
                                        ----------------      -----------------      --------------------
        At acquisition               $       3,657,472     $       15,692,528     $          19,350,000

        Investment loss                     (3,657,472)                  -                   (3,657,472)
        Amortization of goodwill                  -                (1,292,664)               (1,292,664)
        Impairment of goodwill                    -               (12,399,864)              (12,399,864)

                                        ----------------      -----------------      --------------------
        Balance at June 30, 2001     $            -        $        2,000,000     $           2,000,000
                                        ================      =================      ====================

NOTE 4  REALIZED LOSS ON DECLINE IN MARKETABLE SECURITIES

        The Company's marketable securities were comprised of equity securities, all classified as available-for-sale, which were carried at their fair value based upon the quoted market prices of those investments at June 30, 2001and 2000. Declines in the fair value that are other than temporary result in write-downs of the securities and included in earnings as realized losses. The Company determined there was a permanent decline in the fair value of these securities and at June 30, 2001 and 2000 the Company wrote down these securities to their fair value of $0 and $6,825 respectively. This resulted in $6,825 and $119,925 being recognized in the statements of operations as a realized loss on decline in marketable securities for the year ended June 30, 2001 and 2000.

NOTE 5  PROPERTY AND EQUIPMENT

        Computer and office equipment                    $              31,234
        Less:  Accumulated depreciation                                (11,635)
                                                            --------------------
             Property and equipment - net                $              19,599
                                                            ====================

        Depreciation expense for the year ended June 30, 2001 and 2000 was $5,000 and $4,000, respectively.

NOTE 6  ACCRUED COMPENSATION

        The Company has an agreement with an individual to serve as the Chief Executive Officer of the Company (See Note 11). The individual agreed to defer payment of the amounts owed him pursuant to the agreement due to the Company's lack of funds. During fiscal June 30, 2001, $247,500 was accrued and charged to consulting fees on the statement of operations. The Company owed the individual $479,050 at June 30, 2001.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


NOTE 7  NOTES AND LOAN PAYABLE

        (A) NOTE PAYABLE

        MFI was obligated to pay $150,000 to a company (the "Payee") pursuant to a convertible promissory note. During December 1997, MFI issued 75,000 of its common shares to settle the amounts due to the Payee. However, a dispute arose as to whether the Payee authorized the issuance of the shares. The Payee filed a suit during December 1997, to enforce the convertible promissory note. Total interest payable was $84,507 as of June 30, 2000 resulting in the total principal and accrued interest payable at June 30, 2000 of $234,507. In June 2000, the parties agreed to settle the matter for a payment of $200,000. This resulted in a gain on extinguishment of debt in the amount of $34,507. The Company made a payment of $50,000 by June 30, 2000. The $150,000 remainder was to be paid with proceeds from the 75,000 shares of stock and any remaining balance to be paid by the Company. The revised obligation was to be paid by August 14, 2000. The Company defaulted on this revised payment obligation and a judgment against the Company was entered. In October 2000, the Company sold the 75,000 shares of stock realizing $41,802 which it remitted in partial repayment of its outstanding debt. As of June 30, 2001, the Company's remaining balance and accrued interest on this obligation was $118,530 (See Note 15).

        (B) NOTE PAYABLE TO AFFILIATE

        The Company had a non-interest bearing note payable to an affiliate of $7,500,000 as of April 5, 2000 (See Note 3). The following schedule represents payments on such debt by issuance of restricted common stock. Such transactions were recorded at the market price of the stock at date of issuance.

                                      Shares of Common
                     Date               Stock Issued                     Value
        ---------------------       ---------------------     ------------------

        September 2000                  5,000,000                $     3,500,000
        October 2000            (1)       460,000                        460,000
        June 2001                       1,137,000                        567,100

                                    ---------------           ------------------
                                        6,597,000                $     4,527,100
                                    ---------------           ------------------


        (1) This transaction resulted in a gain on extinguishment of debt of $23,000.

        During the year ended June 30, 2001 the Company repaid an aggregate of $247,608 of the obligation in cash.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


        Pursuant to the terms of the April 5, 2000 Stock Purchase Agreement between the Company and ACT-AU, the Company has elected to reduce its outstanding loan balance by $552,125 for funds previously advanced to ACT-AU.

        As of June 30, 2001, the balance of the Company's obligation to ACT-AU was $2,173,167.

        (C) LOAN PAYABLE TO SHAREHOLDER

        As of June 30, 2001, the Company owed a shareholder $796,000 for funds advanced to the Company to provide working capital for normal business operations. This loan is non-interest bearing.

NOTE 8  CONVERTIBLE DEBENTURES

        On September 30, 1999, the Company entered into secured convertible debentures purchase agreement with two companies, who were stockholders of the Company, whereby the Company sold $500,000 of 12% Secured Convertible Debentures due April 1, 2000, which were convertible into shares of the Company's Class A Common Stock. In addition, on September 30, 1999, the Company issued another convertible debenture to an unrelated party in the amount of $150,000. The debentures were convertible, at the holder's option, into shares of common stock in whole or in part at any time after the original issue date. The number of shares of common stock issuable upon a conversion was to be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued interest, by the conversion price. The conversion price in effect on any conversion date is 50% of the average of the bid price during the twenty trading days immediately preceding the applicable conversion date

        The convertible debentures contained a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $650,000, was recorded as an interest expense and a component of equity on the issuance date.

        During December, 2000, holders of $412,800 of convertible debentures elected to convert their notes into 1,803,545 of the Company's restricted common STOCK. THE COMPANY FURTHER REDUCED THESE BONDS PAYABLE BY OFFSETTING A RELATED BOND RECEIVABLE IN THE AMOUNT OF $36,450.

        As of June 30, 2001, $200,750 of Secured Convertible Debentures are still outstanding. The Company is in default based on the April 1, 2000 due date (See Note 13(B)(i)).

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


NOTE 9   STOCKHOLDERS' EQUITY (DEFICIENCY)

        (A) PRIVATE PLACEMENT

        During the period of December 2000 to June 2001, pursuant to a private placement under Regulation D, Rule 506, the Company issued 3,060,600 shares of common stock and 3,060,000 warrants at $.30 per share. The Company received $1,168,180 from investors, which included $250,000 for stock not yet issued as of June 30, 2001 and $275,454 for warrants.

        The Company issued 250,000 shares of common stock, valued at $75,000, in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs to the offering.

        The fair market value of the warrants, aggregating $275,454, was estimated on the grant date using the Black-Scholes option pricing model as required under FASB 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 49.84%, risk-free interest rate 4.22%, expected option life 2 years. At June 30, 2001, no warrants have been exercised.

        (B) STOCK ISSUED FOR SERVICES

        During the year ended June 30, 2001, the Company issued 1,051,491 shares of common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $328,870.

        During the year ended June 30, 2000, the Company issued 2,585,000 shares of common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $3,384,358.

        (C) STOCK ISSUED FOR EXTINGUISHMENT OF DEBT

        During the year ended June 30, 2001, the Company issued 6,597,000 shares of common stock for the extinguishment of debt. The stock was valued based on the quoted trading price on the grant dates, which aggregated $4,545,902 (See Notes 7(A) & 7(B)).

        (D) STOCK RETIRED

        During the year ended June 30, 2001, the Company retired 500,000 shares of restricted common stock, valued at $375,000. The stock was originally issued to the owners of World IP in connection with that company's acquisition in November 1999 and was then retired pursuant to a rescission of this transaction in October 2000.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


NOTE 10 RELATED PARTIES

        (A) GLOBAL COMMUNICATIONS TECHNOLOGY CONSULTANTS, INC.

        Global Communications Technology Consultants,  Inc., a related party, is
        wholly  owned  by  the   individual   who  owns  Global   Communications
        Technologies Ltd., a principal stockholder of the Company.

        (B) ADVANCED COMMUNICATIONS TECHNOLOGIES PTY. LTD.

        Advanced Communications Technologies Pty. Ltd., an Australian company, is majority owned by entities beneficially related to a principal stockholder.

        (C) LEGAL COUNSEL

        Certain of the Company's legal counsel are stockholders of the Company. (See Notes 2, 3, & 11 for additional related party disclosures).

NOTE 11 EXECUTIVE EMPLOYMENT AGREEMENTS

        On November 29, 1999, the Company entered into an employment agreement with a consulting organization to provide the functions customarily provided by a Chief Financial Officer. As compensation for these services, the Company pays $5,000 monthly in advance, plus 100,000 restricted shares of the Company's common stock. Starting April 1, 2000, compensation for these services increased to $10,000 per month. On September 1, 2000, the Company entered into another one-year consulting agreement with the Chief Financial Officer. A signing bonus of 75,000 shares of stock was issued, valued at $67,500. This contract expired August 31, 2001, but was orally extended to December 31, 2001. As compensation, the individual receives $10,000 per month in cash and $10,000 per month in stock

        Effective July 1, 2000, the Company and its Chief Executive Officer entered into an employment agreement that compensates the individual at $15,000 per month and a bonus of $50,000. Effective December 1, 2000, the compensation increased to $17,500 per month.

NOTE 12 UNSUCCESSFUL PROPOSED ACQUISITIONS

        (A)  ORBCOMM GLOBAL L.P.

        In February 2001, the Company was the successful bidder to purchase the assets of ORBCOMM Global L.P and related debtors (collectively "ORBCOMM"). ORBCOMM, a partnership formed by Teleglobe Holding Corp. and Orbital Sciences Corporation, is the owner and operator of 30 low earth orbit satellites, digital satellite communications systems, gateway

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


        earth stations, control center facilities and related equipment, and intellectual property. ORBCOMM provides asset monitoring, global positioning, communications and other data information services. In September 2000, ORBCOMM filed for Chapter 11 Bankruptcy protection in the United States Bankruptcy Court for the District of Delaware (the "Court"). In March 2001, the Court entered an Order to approve the sale of substantially all of ORBCOMM's assets to the Company.

        The assets were to be owned by a newly formed entity owned by the Company's 50% owned U.S. affiliate, Australon USA, Inc. The Company also entered into a joint venture agreement with another bidder to sell a portion of the new entity's equity in return for a substantial capital commitment. The Company's joint venture partner subsequently defaulted on its commitment to provide capital to the new entity. Because of the extreme time constraints place by the Court on the Company to close the transaction, and the substantial capital commitment needed to turn ORBCOMM's business around, Company management subsequently determined that it was no longer in the Company's best interest to pursue this acquisition. In the unsuccessful attempt to acquire the assets of ORBCOMM, the Company incurred expenses totaling $835,375 which are included in the Company's Income Statement for the year ended June 30, 2001. Of this amount, the Company incurred a loss in the amount of $425,000 relating to a non-refundable bid deposit made in connection with the proposed acquisition. The balance of expenses were included in professional fees totaling $395,151 and in other selling and administrative expenses totaling $15,224.

        (B) BENEVENTURE CAPITAL, LLC

        On February 5, 2001, the Company entered into a Letter of Intent with an individual and his majority owned company, Beneventure Capital , LLC ("Beneventure") to acquire the assets of Beneventure in exchange for shares of stock of the Company. Beneventure is a privately held technology investment and management company that owns varying interests in private companies involved in the telecommunications, semiconductor, Internet and financial services industries. After many attempts to negotiate an agreement with Beneventure, the Company ceased negotiations and determined that the acquisition was not in the best interests of the Company. In the unsuccessful attempt to acquire the assets of Beneventure, the Company incurred $125,965 of professional fees and expenses that are included in the Company's Income Statement for the year ended June 30, 2001.

NOTE 13 COMMITMENTS AND CONTINGENCIES

        (A) LEASE AGREEMENTS

        The Company has agreements for the rental of its offices, aggregating $7,050 per month with lease terms of twelve months as renewed on the first day of March and April 2001, with options to automatically renew

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


        these leases each year. The minimum lease payments for the remaining life of these leases is $56,400.

        (B) LEGAL MATTERS

        (i) As of June 30, 2001, the Company is in default on its obligation to debenture holders based on the April 1, 2000 due date. (See
               Note 8). TWO DEBENTURE HOLDERS FILED A LAWSUIT DURING APRIL 2001 FOR DAMAGES ARISING FROM THE ALLEGED DEFAULT OF THE COMPANY IN MAKING PAYMENTS OF PRINCIPAL AND INTEREST. THE COMPLAINT ALSO ALLEGES THAT THE PLAINTIFFS SUSTAINED DAMAGES ARISING FROM THE COMPANY'S FAILURE TO FILE A REGISTRATION STATEMENT WHICH WAS REQUIRED BY THE TERMS OF THE DEBENTURES. THE COMPANY INTENDS TO DEFEND THIS ACTION VIGOROUSLY. BASED ON THE FACTS KNOWN TO DATE, AN UNFAVORABLE OUTCOME IS LIKELY, HOWEVER THE LIKELY RANGE OF POTENTIAL LOSS IS NOT DETERMINABLE AT THIS TIME.

        (ii) As of June 30, 2001, the Company had agreed to settle a dispute regarding a convertible promissory note. The Company is in default on this obligation. A judgement against the Company has been entered. The potential loss is believed to be the recorded liability at June 30, 2001 of $118,530 plus additional accrued interest (See Note 7(A)). THIS JUDGEMENT WAS FULLY SATISFIED IN OCTOBER 2001.

        (iii) In July 2000, several stockholders filed an action against the Company to allow shares of the stock to be transferred from restrictive to unrestrictive under a Rule 144 exemption. The outcome of this litigation is unknown.

        (iv) In September 2000, a Third Party complaint was filed against the Company, which alleges that the Company failed to pay a break-up or termination fee in excess of $50,000. This allegedly was due to a failure of the parties to consummate a merger agreement. The outcome of this litigation is unknown.

        (v) In October 2000, the Company filed suit against the World Group and its stockholders for the rescission of the World IP agreement and for monetary damages resulting from management's alleged breach of the agreement. THE OUTCOME OF THIS LITIGATION IS UNKNOWN.


NOTE 14 GOING CONCERN

        The Company's consolidated financial statements for the year ended June 30, 2001 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $19,732,566 for the year ended June 30, 2001, a working capital deficiency of $2,421,719, and a stockholders' deficiency of $2,569,792.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


        The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. Management anticipates that the issuance of securities will generate sufficient resources to assure continuation of the Company's operations (See Note 9A and 15).

        The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 15 SUBSEQUENT EVENTS

        In July and August 2001, the Company authorized the issuance of 1,190,000 Regulation 144 shares on behalf of ACT-AU in consideration for a $357,000 credit ($.30 a share) against the outstanding debt incurred that is currently owing by the Company INCURRED for the 20% equity purchase of ACT-AU. These shares were issued on August 29, 2001.

        In addition, on August 29, 2001, the Company issued 1,233,333 shares of stock FOR CASH OF $370,000 to purchasers in connection with a Regulation D Section 506 private placement. These shares were valued at $370,000. Finally, on August 29, 2001, the Company issued 780,240 shares of stock to professionals for legal and other services, valued at $234,700.

        In September 2001, a creditor filed an Involuntary Petition for bankruptcy against the Company. As discussed in Note 7(A) and 13(B)(ii), the Company has a money judgement against it. THE COMPANY MADE A CASH PAYMENT FOR $122,736 IN OCTOBER 2001 TO SETTLE THIS JUDGEMENT AND HAS RECEIVED A DISMISSAL OF THE INVOLUNTARY PETITION FOR BANKRUPTCY. THE COMPANY HAS REQUESTED THE CREDITOR ISSUE AND RECORD A SATISFACTION OF JUDGEMENT IN FAVOR OF THE COMPANY.

WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR OTHER PERSON TO PROVIDE
ANY INFORMATION OR MAKE ANY
REPRESENTATIONS ABOUT ADVANCED
COMMUNICATIONS TECHNOLOGIES, INC. EXCEPT
THE INFORMATION OR REPRESENTATIONS
CONTAINED IN THIS PROSPECTUS. YOU SHOULD
NOT RELY ON ANY ADDITIONAL INFORMATION
OR REPRESENTATIONS IF MADE.

         -----------------------

This prospectus does not constitute an             ----------------------
offer to sell, or a solicitation of an
offer to buy any securities:                             PROSPECTUS

 [ ] except the common stock offered by             ---------------------
      this prospectus;

 [ ]  in any jurisdiction in which the
      offer or solicitation is not
      authorized;                             79,828,683 SHARES OF COMMON STOCK

 [ ]  in any jurisdiction where the
      dealer or other salesperson is not
      qualified to make the offer or               ADVANCED COMMUNICATIONS
      solicitation;                                   TECHNOLOGIES, INC.

 [ ]  to any person to whom it is
      unlawful to make the offer or
      solicitation; or

 [ ]  to any person who is not a United
      States resident or who is outside               ___________ __, 2002
      the jurisdiction of the United
      States.

The delivery of this prospectus or any accompanying sale does not imply that:

 [ ]  there have been no changes in the
      affairs of Advanced Communications
      Technologies, Inc. after the date
      of this prospectus; or

 [ ]  the information contained in this
      prospectus is correct after the
      date of this prospectus.

         -----------------------

Until  __________,   2002,  all  dealers
effecting transactions in the registered
securities, whether or not participating
in this distribution, may be required to
deliver   a   prospectus.   This  is  in
addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Advanced Communications Technologies, Inc.'s bylaws provide that it has the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of Advanced Communications Technologies, Inc. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Advanced Communications will pay all expenses in connection with this offering.


                   Securities and Exchange Commission Registration Fee                  $           955
                   Printing and Engraving Expenses                                      $         2,500
                   Accounting Fees and Expenses                                         $        15,000
                   Legal Fees and Expenses                                              $        50,000
                   Blue Sky Qualification Fees and Expenses                             $         2,500
                   Miscellaneous                                                        $        16,545
                                                                                                 ======

                   TOTAL                                                                $        85,000

RECENT SALES OF UNREGISTERED SECURITIES

      In January 2002, Advanced Communications entered into the Equity Line of Credit Agreement where Advanced Communications may, at its discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $30 million. The amount of each advance is subject to an aggregate maximum advance amount of $2 million in any thirty-day period. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners is entitled to retain 3% of each advance under the Equity Line of Credit, together with a one-time commitment fee of $740,000, payable in shares of its common stock. On January 28, 2002, we issued 2,960,000 shares of our restricted common stock to Cornell Capital Partners, LP with a market value of $740,000 as a commitment fee for the $30 million structured equity line facility. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Additionally, Westrock Advisors, Inc. was paid a fee of 40,000 shares of Advanced Communications' common stock, which is equal to $10,000 at a closing bid of $0.25 on January 10, 2002 for acting as the placement agent.

      In  January  2002,  Advanced  Communications  entered  into  a  Securities
Purchase Agreement with Buyers (as listed in Schedule 1 of the Securities Purchase Agreement), where they shall issue and sell to Buyers up to One Million Dollars of convertible debentures Advanced Communications has outstanding convertible debentures with an original principal balance of $1,000,000. These debentures are convertible into shares of common stock at a price equal to equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or $0.40, whichever is higher, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. If such conversion had taken place at $0.16 (i.e., 80% of the recent price of $016), then the holders of the convertible debentures would have received 7,812,500 shares of common stock. These convertible debentures accrue interest at a rate 5% per year and are convertible at the holder's option. These convertible debentures have a term two years. At Advanced Communications' option, these debentures may be paid in cash or redeemed at a 20% premium prior to January 2004.

      On January 22, 2002, our directors, excluding Mr. May and Roberts, pursuant to a January 4, 2002 Board of Directors Meeting, were each issued 200,000 shares for a total of 1,000,000 shares of our restricted common stock for services rendered to us as directors for the 2001 and 2002 fiscal years.

      During the quarter ended December 31, 2001, we issued 557,408 shares of our restricted common stock, of which 419,681 shares valued at $116,335 were issued in exchange for professional services and 137,727 shares valued at $41,318 were issued to our placement agent for placement fees in connection with the 504(d) private placement.

      During the quarter ended September 30, 2001, Advanced Communications issued 3,203,573 shares of its restricted common stock, of which 780,240 shares valued at $244,224 were issued in exchange for services and 1,190,000 shares valued at $357,001 were issued to various employees and vendors of our Australian affiliate in partial repayment of our note payable.

      As of September 30, 2001 and June 30, 2001, $200,750 of Secured Convertible Debentures are still outstanding. Advanced Communications is in default based on the April 1, 2000 due date and Advanced Communications is currently in litigation with these debenture holders.

      During the year ended June 30, 2001, Advanced Communications issued 1,051,491 shares of common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $328,870.

      During the quarter ending June 30, 2001, Advanced Communications issued 780,240 shares of restricted common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $244,224.

      During the period of December 2000 to August 2001, pursuant to a private placement under Regulation D, Rule 506, Advanced Communications issued 3,060,600 shares of common stock and 3,060,000 warrants at $.30 per share. Advanced Communications received $1,168,180 from investors, which included $250,000 for stock not yet issued as of June 30, 2001 and $275,454 for warrants. Advanced Communications issued 250,000 shares of common stock, valued at $75,000, in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs to the offering. The fair market value of the warrants, aggregating $275,454, was estimated on the grant date using the Black-Scholes option pricing model as required under FASB 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 49.84%, risk-free interest rate 4.22%, expected option life 2 years. To date, no warrants have been exercised.

      During the quarter ended September 30, 2001, we issued an additional 1,233,333 shares of restricted common stock for cash and warrants at $0.30 per share that were subscribed for prior to August 2001. On February 27, 2002, our Board of Directors approved a resolution to reprice the private placement offering from $0.30 per share to $0.20 per share. This repricing will result in the issuance of an additional 2,146,967 shares of common stock and warrants to the private placement investors. These additional shares are included in the number of shares that we are registering for these selling shareholders. The exercise price of the underlying warrants will remain at $0.30 per share.

      During December 2000, holders of $412,800 of convertible debentures elected to convert their notes into 1,803,545 of Advanced Communications' restricted common stock. Advanced Communications further reduced these bonds payable by offsetting a related bond receivable in the amount of $36,450.

      As of April 5, 2000, Advanced Communications had a non-interest bearing note payable to an affiliate of $7,500,000. The following schedule represents payments on such debt by issuance of restricted common stock to either the affiliate or creditors of the affiliate. Such transactions were recorded at the market price of the stock at date of issuance.

                                                 SHARES OF
                                                  COMMON
                                                   STOCK
             DATE                                 ISSUED        VALUE
             --------------------------------  -------------  ------------------
             September 2000                       5,000,000 $   3,500,000
             October 2000(1)                        460,000       460,000
             June 2001                            1,137,000       567,100
             September 2001                       1,190,000       357,001
             December 2001

                                                  7,787,000 $   4,884,101
                                                  ========= =============

(1) This transaction resulted in a gain on extinguishment of debt of $23,000.

      In April 2000, Advanced Communications acquired 20% of the common stock of our Australian affiliate. The purchase price of the investment amounted to $19,350,000, and was comprised of a note payable for $7,500,000 and the issuance of 5,000,000 shares of restricted common stock valued at $11,850,000. The shares issued were valued at the average quoted trading price during the acquisition period. The fair value of the investment at the acquisition date was determined to be $3,657,472. The excess of the purchase price over the fair value of the investment in the amount of $15,692,528 was accounted for as goodwill.

      In April 2000, Advanced Communications' 20% interest in our Australian affiliate was accounted for using the equity method of accounting and was stated at the amortized cost of goodwill and the equity in undistributed earnings since acquisition. The equity in earnings of our Australian affiliate was adjusted for the amortization of the goodwill, as discussed above. Amortization was computed on a straight-line basis over fifteen years. The amortization of goodwill charged to income for each of the three months ended September 30, 2001 and September 30, 2000 was $261,542.

      On September 30, 1999, Advanced Communications entered into secured convertible debentures purchase agreement with two companies, which were stockholders of Advanced Communications, whereby Advanced Communications sold $500,000 of 12% Secured Convertible Debentures due April 1, 2000, which were convertible into shares of Advanced Communications' Common Stock. In addition, on September 30, 1999, Advanced Communications issued another convertible debenture to an unrelated party in the amount of $150,000. The debentures were convertible, at the holder's option, into shares of common stock in whole or in part at any time after the original issue date. The number of shares of common stock issuable upon a conversion was to be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued interest, by the conversion price. The conversion price in effect on any conversion date is 50% of the average of the bid price during the twenty trading days immediately preceding the applicable conversion date. The convertible debentures contained a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $650,000, was recorded as an interest expense and a component of equity on the issuance date during the fiscal year ended June 30, 2000.

      MFI (as  previously  defined)  was  obligated to pay $150,000 to a company
(the "Payee") pursuant to a convertible promissory note. During December 1997, MFI issued 75,000 of its common shares to settle the amounts due to the Payee. However, a dispute arose as to whether the Payee authorized the issuance of the shares. The Payee filed a suit during December 1997 to enforce the convertible promissory note. Total interest payable was $84,507 as of June 30, 2000 resulting in the total principal and accrued interest payable at June 30, 2000 of $234,507. In June 2000, the parties agreed to settle the matter for a payment of $200,000. This resulted in a gain on extinguishment of debt in the amount of $34,507. Advanced Communications made a payment of $50,000 by June 30, 2000. The $150,000 remainder was to be paid with proceeds from the 75,000 shares of stock and any remaining balance to be paid by Advanced Communications. The revised obligation was to be paid by August 14, 2000. Advanced Communications defaulted on this revised payment obligation and a judgment against Advanced Communications was entered. In October 2000, Advanced Communications sold the 75,000 shares of stock realizing $41,802 which it remitted in partial repayment of its outstanding debt. As of June 30, 2001, Advanced Communications' remaining balance and accrued interest on this obligation was $118,530. An additional $4,206 of interest was accrued on this note and on October 19, 2001 ___ Advanced Communications paid the obligation in full. On October 24, 2001 Advanced
Communications received notice from the court that its judgment has been satisfied.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Advanced Communications so as to make an informed investment decision. More specifically, Advanced Communications had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Advanced Communications' securities.




EXHIBITS AND REPORTS ON FORM 8-K


      (a)   EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

EXHIBIT NO.    DESCRIPTION                            LOCATION
-------------- ------------------------------------   --------------------------

1.1            Exchange Agreement between MRC Legal   Incorporated by reference to
               Services Corporation and Advanced      Exhibit 1.1 to Company's Form
               Communications Technologies, Inc.      8-K filed on February 4, 2000
               dated as of January 31, 2000

2.1            Articles of Incorporation of Media     Incorporated by reference to
               Forum International, Inc.              Exhibit 2.1 to the Company's
                                                      Form S-8 filed on February 9,
                                                      2000

2.2            Second Amendment to Articles of        Incorporated by reference to
               Incorporation of Telenetworx, Inc.     Exhibit 2.2 to the Company's
                                                      Form S-8 filed on February 9,
                                                      2000

2.3            Third Amendment to Articles of         Incorporated by reference to
               Incorporation of Media Forum           Exhibit 2.3 to the Company's
               International, Inc.                    Form S-8 filed on February 9,
                                                      2000

2.4            Bylaws of the Company                  Incorporated by reference to
                                                      Exhibit 2.4 to the Company's
                                                      Form S-8 filed on February 9,
                                                      2000

2.5            Articles of Incorporation as           Incorporated by reference to
               currently in effect for the Company    Exhibit 3.1 to Form S-1
                                                      Registration Statement filed on
                                                      August 14, 2001

2.6            Bylaws, as currently in effect         Incorporated by reference to
                                                      Exhibit 3.2 to   Form S-1
                                                      Registration Statement filed on
                                                      August 14, 2001

2.7            Fourth Amendment to Articles of        Provided herewith
               Incorporation

5.1            Opinion re:  Legality                  Provided herewith

10.1           Lease Agreement dated as of November   Provided herewith
               27, 2001 between the Company and
               Continental Development, L. P. II

10.2           Stock Purchase Agreement between the   Incorporated by reference to
               Company and our Australian affiliate   Exhibit 10.2 to the Form S-1
                                                      Registration Statement filed on
                                                      August 14, 2001

10.3           Agreement dated June 27, 2000,         Incorporated by reference to
               between Ladenburg Thalmann & Co. and   Exhibit 10.3 to the Company's
               the Company                            Form S-1 Registration Statement
                                                      filed on August 14, 2001

10.4           Common Stock Purchase Agreement dated  Incorporated by reference to
               December 14, 2000, between the         Exhibit 10.4 to the Company's
               Company and Wanquay Ltd.               Form S-1 Registration Statement
                                                      filed on August 14, 2001

10.5           Registration Rights Agreement dated    Incorporated by reference to
               December 14, 2000, between the         Exhibit 10.5 to the Company's
               Company and Wanquay Ltd.               Form S-1 Registration Statement
                                                      filed on August 14, 2001





EXHIBIT NO.    DESCRIPTION                            LOCATION
-------------- ------------------------------------   --------------------------

10.6           Escrow Agreement dated December 14,    Incorporated by reference to
               2000, among the Company, Wanquay Ltd.  Exhibit 10.6 to the Company's
               and Epstein Becker & Green             Form S-1 Registration Statement
                                                      filed on August 14, 2001

10.7           Consulting Agreement with M. Richard   Incorporated by reference to
               Cutler dated January 31, 2000          Exhibit 10.1 to the Company's
                                                      Form S-8 filed on February 9,
                                                      2000

10.8           Stock Purchase Agreement dated April   Incorporated by reference to
               5, 2000, between Advanced              Exhibit 10.5 to the Company's
               Communications Technologies, Inc. and  Form 10-QSB filed on May 24,
               Advanced Communications Technologies   2000
               Pty Ltd.

10.9           Securities Purchase Agreement dated    Incorporated by referenced to
               January 10, 2002, by and among         Exhibit 10.9 to the Company's
               Advanced Communications Technologies,  Form 10-QSB filed on February
               Inc. and Buyers                        12, 2002

10.10          Investor Registration Rights           Incorporated by reference to
               Agreement dated January 10, 2002, by   Exhibit 10.10 to the Company's
               and among Advanced Communications      Form 10-QSB filed on February
               Technologies, Inc. and Investors       12, 2002

10.11          Transfer Agent Instructions            Incorporated by reference to
                                                      Exhibit 10.11 to the Company's
                                                      Form 10-QSB filed on February
                                                      12, 2002

10.12          Escrow Agreement dated January 10,     Incorporated by reference to
               2002, by and among Advanced            Exhibit 10.12 to the Company's
               Communications Technologies, Inc.,     Form 10-QSB filed on February
               Buyers and First Union National Bank   12, 2002

10.13          Equity Line of Credit Agreement dated  Incorporated by reference to
               January 10, 2002, by and between       Exhibit 10.13 to the Company's
               Cornell Capital Partners, LP and       Form 10-QSB filed on February
               Advanced Communications Technologies,  12, 2002
               Inc.

10.14          Registration Rights Agreement dated    Incorporated by reference to
               January 10, 2002, by and between       Exhibit 10.14 to the Company's
               Advanced Communications Technologies,  Form 10-QSB filed on February
               Inc.                                   12, 2002

10.15          Placement Agent Agreement dated        Incorporated by reference to
               January 10, 2002, by and between       Exhibit 10.15 to the Company's
               Advanced Communications Technologies,  Form 10-QSB filed on February
               Inc. and Westrock Advisors, Inc.       12, 2002

10.16          Escrow Agreement dated January 10,     Incorporated by reference to
               2002, by and among Advanced            Exhibit 10.16 to the Company's
               Communications Technologies, Inc.,     Form 10-QSB filed on February
               Cornell Capital Partners, LP , Butler  12, 2002
               Gonzalez LLP and First Union National
               Bank

11.0           Audited Consolidated Financial         Incorporated by reference to
               Statements for Advanced                Exhibit 11.0 to the Company's
               Communications Technology (Australia)  Form 10-KSB filed on October
               PTY Ltd and controlled entities        30, 2001

23.1           Consent of Weinberg & Company, P.A.    Provided herewith

23.2           Consent of Kirkpatrick & Lockhart, LLP Incorporated by reference to
                                                      Exhibit 5.1 to this
                                                      Registration Statement

      (b)   Reports on Form 8-K.

            None.

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on March 4, 2002.

                                    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                                    By:     /s/ Gary Ivaska
                                            -----------------------
                                    Name:   Gary Ivaska
                                    Title:  Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                      TITLE                                  DATE
---------                      -----                                  -----
/s/ Gary Ivaska                Chief Executive Officer (Principal     March 4, 2002
----------------------         Executive Officer)
Gary Ivaska


/s/ Wayne I. Danson            Chief Financial Officer (Principal     March 4, 2002
----------------------         Accounting Officer) and Director
Wayne I. Danson


/s/ Jonathan Lichtman          Secretary and Director                 March 4, 2002
----------------------
Jonathan Lichtman


/s/ Randall Prouty             Director and Chairman of the Board     March 4, 2002
----------------------
Randall Prouty


/s/ Michael Finch              Director                               March 4, 2002
----------------------
Michael Finch


/s/ Wilbank Roche              Director                               March 4, 2002
----------------------
Wilbank Roche
